EXHIBIT 4.10

ABITIBI-CONSOLIDATED INC.,

ABITIBI-CONSOLIDATED FINANCE L.P.,

and

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

Trustee

INDENTURE

Dated as of July 26, 1999

Debt Securities

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of July 26, 1999,(1)

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	6.9
§	(a)(2)	6.9
§	(b)	6.10
§312	(c)	7.1
§314	(a)	7.3
	(a)(4)	10.4
	(c)(1)	1.2
	(c)(2)	1.2
	(e)	1.2
§315	(b)	6.2
§316	(a) (last sentence)
	1.1 (“Outstanding”)
	(a)(1)(A)	5.2, 5.12
	(a)(1)(B)	5.13
	(b)	5.8
	(c)	1.4(a)
§317	(a)(1)	5.3
	(a)(2)	5.4
	(b)	10.3
§318	(a)	1.12

[1]	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

2.

TABLE OF CONTENTS(2)

[2]	This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

i.

Exchange Rate Officers’ Certificate	6
FinanceLP	6
Foreign Currency	6
General Partner	6
Government Obligations	6
Guarantee	6
Guarantor	7
Holder	7
Indenture	7
Indexed Security	7
interest	7
Interest Payment Date	7
Lien	7
Market Exchange Rate	8
Maturity	8
Obligor	8
Obligors	8
Obligor Request	9
Obligor Order	9
Officers’ Certificate	9
Opinion of Counsel	9
Original Issue Discount Security	9
Parent	10
Paying Agent	10
Person	10
Permitted Liens	10
Place of Payment	12
Predecessor Security	12
Purchase Money Mortgage	12
Redemption Date	12
Redemption Price	12
Regular Record Date	12
Repayment Date	12
Repayment Price	13
Responsible Officer	13
Sale and Leaseback Transaction	13
Securities	13
Security Register	13
Security Registrar	13
series	13
Special Record Date	13
Specified Amount	13
Stated Maturity	13
Stock Exchange	14
Subsidiary	14

ii.

Trustee	14
Trust Indenture Act	14
TIA	14
Trust Indenture Legislation	14
United States	14
Valuation Date	14
Voting Stock	14
Wholly-Owned Subsidiary	14
Yield to Maturity	15

SECTION 1.2 Compliance Certificates and Opinions	15

SECTION 1.3 Form of Documents Delivered to Trustee	16

SECTION 1.4 Acts of Holders	16

SECTION 1.5 Notices, Etc., to Trustee and Obligors	18

SECTION 1.6 Notice to Holders; Waiver	18

SECTION 1.7 Conflict with Trust Indenture Legislation	19

SECTION 1.8 Effect of Headings and Table of Contents	19

SECTION 1.9 Successors and Assigns	19

SECTION 1.10 Separability Clause	19

SECTION 1.11 Benefits of Indenture	19

SECTION 1.12 Governing Law	19

SECTION 1.13 Non-Business Day	20

SECTION 1.14 Immunity of Incorporators, Stockholders, Officers and Directors	20

SECTION 1.15 Certain Matters Relating to Currencies	20

SECTION 1.16 Language of Notices, Etc	21

SECTION 1.17 Appointment of Agent for Service; Submission to Jurisdiction	21

ARTICLE II SECURITY FORMS	22

SECTION 2.1 Forms of Securities	22

iii.

IV

V

VI

VII

VIII

PARTIES

This is an INDENTURE dated as of July 26, 1999, among ABITIBI-CONSOLIDATED INC, a corporation duly organized and existing under the laws of Canada and having its principal place of business at 800 Rene-Levesque Blvd West, Suite 1800, in the City of Montreal, Province of Quebec, Canada H3B 1Y9 (hereinafter called the “Parent”), ABITIBI-CONSOLIDATED FINANCE LP, a limited partnership duly formed and existing under the laws of the State of Delaware (hereinafter called “FinanceLP”) and having its registered office at 1209 Orange Street, Wilmington, Delaware 19801, acting by its General Partner, Abitibi-Consolidated Nova Scotia Incorporated, a company duly organized and existing under the laws of Nova Scotia and having its registered office at Suite 800, 1959 Upper Water Street, Halifax, Nova Scotia, B3J 2X2, and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, a corporation organized and existing under the laws of New York and having a Corporate Trust Office at One Liberty Plaza, 23rd Floor, New York, New York 10006 as Trustee (hereinafter called the “Trustee”)

RECITALS

Each of the Parent and FinanceLP deems it necessary to issue from time to time for its lawful purposes securities (hereinafter called the “Securities”) evidencing its unsecured indebtedness and, in the case of the Parent, to make guarantees of the obligations of FinanceLP (the “Guarantees”), and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities in one or more series (1) by the Parent and (2) by FinanceLP with a Guarantee by the Parent, unlimited as to principal amount, to have such titles, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions

All things necessary to make this Indenture a valid agreement of each of the Parent and FinanceLP, in accordance with its terms, have been done, and each of the Parent and FinanceLP proposes to do all things necessary to make the Securities and the Guarantees, if applicable, when executed by the Parent or FinanceLP, as the case may be, and authenticated and delivered by the Trustee hereunder and duly issued by the Parent or FinanceLP, as the case may be, the valid obligations of the Parent or FinanceLP, as the case may be, as hereinafter provided

NOW THEREFORE, THIS INDENTURE WITNESSETH

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal, rateable and proportionate benefit of all Holders of the Securities or series thereof, as follows

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1 1 Definitions

For all purposes of this Indenture and all Securities issued hereunder, except as otherwise expressly provided or unless the context otherwise requires

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular,

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein,

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in Canada, and the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in Canada at the date as of which this instrument was executed, and

(4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision

(5) Certain terms, used principally in Article III and Article VI, are defined in those Articles

“Act”, when used with respect to any Holder, has the meaning specified in Section 1 4

“Action of General Partner” means, a Board Resolution of the General Partner in its capacity as general partner of FinanceLP

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing

“Attributable Value” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension option held by the lessee), discounted from the respective due dates to the date of determination at a rate equivalent to the rate used for the purposes of financial reporting in accordance with generally accepted accounting principles The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labour costs and similar charges

“Authenticating Agent” means any individual authorized to authenticate and deliver Securities in the name of the Trustee pursuant to Section 6 13

“bankruptcy law” means, when used with respect to either Obligor, any United States federal or state or Canadian federal or provincial bankruptcy, insolvency, reorganization or other similar law

“Board of Directors” means the board of directors of the Parent or the General Partner or any duly authorized committee of such board or any director or directors and/or officer or officers of the Parent or the General Partner to whom such board or committee shall have duly delegated its authority

“Board Resolution” means (1) a copy of a resolution certified by the Secretary or a Deputy or Assistant Secretary of the Parent or the General Partner to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors shall have duly delegated its authority, and delivered to the Trustee

“Business Day”, when used with respect to any particular Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close, and shall otherwise mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions, at the place where any specified act pursuant to this Indenture is to occur, are authorized or obligated by law to close

“CEDEL S A” means Centrale de Livraison de Valeurs Mobilieres, S A , or its successor

“Certificate of a Firm of Independent Chartered Accountants” means a certificate signed by any firm of independent chartered accountants of recognized standing selected by the Obligors The term “independent” when used with respect to any specified firm of chartered accountants means such a firm which (1) is in fact independent, (2) does not have any direct financial interest or any material indirect financial interest in the Obligors or in any other obligor upon the Securities of any series or in any Affiliate of the Obligors or of such other obligor, and (3) is not connected with the Obligors or such other obligor or any Affiliate of the Obligors or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, but such firm may be the regular auditors employed by the Obligors Whenever it is herein provided that any Certificate of a Firm of Independent Chartered Accountants shall be furnished to the Trustee, such Certificate shall state that the signer has read this definition and that the signer is independent within the meaning hereof

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date

“Common Depository” has the meaning specified in Section 3 4

“Component Currency” has the meaning specified in Section 3 12(h)

“Consolidated Net Tangible Assets” of any Person means the total amount of assets of such Person on a consolidated basis, including deferred pension costs, after deducting therefrom (i) all current liabilities (excluding any indebtedness classified as a current liability), (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and financing costs and all other like intangible assets and (iii) appropriate adjustments on account of minority interests of other Persons holding shares of such Persons’ Subsidiaries, all as set forth in the most recent balance sheet of such Person and its consolidated Subsidiaries (but, in any event, as of a date within 150 days of the date of determination) and computed in accordance with generally accepted accounting principles

“Conversion Date” has the meaning specified in Section 3 12(d)

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country which issued such currency and by a central bank or other public institution of or within the international banking community for the settlement of transactions, or (ii) any currency unit (or composite currency) for the purposes for which it was established

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office of The Bank of Nova Scotia Trust Company of New York, at the date of the execution of this Indenture, is located at One Liberty Plaza, 23rd Floor, New York, New York 10006

“corporation” includes corporations, associations, companies and business trusts

“Currency Determination Agent”, with respect to Securities of any series, means a New York Clearing House bank designated pursuant to Section 3 1 or Section 3 13 or the Canadian Imperial Bank of Commerce at its central foreign exchange desk in its main office in Toronto

“Default” means any event which is, or after notice or passage of time or both, would be, an Event of Default

“Defaulted Interest” has the meaning specified in Section 3 7(d)

“Depository” means, with respect to the Securities of any series issuable or issued in the form of a global Security, the Person designated as Depository by an Obligor pursuant to Section 3 1 until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean or include each Person who is then a Depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Securities of any such series shall mean the Depository with respect to the Securities of that series

“Dollar Equivalent of the Currency Unit” has the meaning specified in Section 3 12(g)

“Dollar Equivalent of the Foreign Currency” has the meaning specified in Section 3 12(f)

“Dollars” and the sign “$” mean the currency of the United States of America as at the time of payment which is legal tender for the payment of public and private debts

“Election Date” has the meaning specified in Section 3 12(h)

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, or its successor, as operator of the Euroclear system

“Event of Default” has the meaning specified in Section 5 1

“Exchange Date” has the meaning specified in Section 3 4(d)

“Exchange Rate Officers’ Certificate” means a certificate or facsimile thereof setting forth (i) the applicable Market Exchange Rate and (ii) the Dollar, Foreign Currency or currency unit amounts of principal (and premium, if any) and interest, if any (on an aggregate basis and on the basis of a Security having the lowest denomination principal amount determined in accordance with Section 3 2 in the relevant currency or currency unit), payable with respect to a Security of any series on the basis of such Market Exchange Rate, signed by the Treasurer, the Controller, any Vice President, any Assistant Treasurer or any Assistant Controller of an Obligor

“FinanceLP” means the Person named as “FinanceLP” in the first paragraph of this instrument until a successor partnership shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “FinanceLP” shall mean such successor partnership

“Foreign Currency” means a currency issued and actively maintained as a country’s or countries’ recognized unit of domestic exchange by the government of any country other than the United States

“General Partner” means Abitibi-Consolidated Nova Scotia Incorporated, the general partner of FinanceLP, until a successor general partner shall have become such pursuant to the applicable provisions of the Agreement of Limited Partnership of FinanceLP, and thereafter “General Partner” shall mean such successor general partner

“Government Obligations” means, unless otherwise specified with respect to any series of Securities pursuant to Section 3 1, securities which are (i) direct obligations of the government which issued the currency in which the Securities of a particular series are payable or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government which issued the currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt

“Guarantee” means, with respect to any particular series of Securities, any guarantee of the Parent as endorsed on a Security of FinanceLP authenticated and delivered pursuant to this Indenture and shall include the Guarantee set forth in Section 15 1 of this Indenture

“Guarantor” means the Parent until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Guarantor” shall mean such successor corporation

“Holder”, when used with respect to any Security, means the Person in whose name the Security is registered in the Security Register

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of a particular series of Securities established as contemplated by Section 3 1, provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3 1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance

“interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate, if any, prescribed in such Original Issue Discount Security

“Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security

“Lien” means, with respect to any properties or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such properties or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing)

“Market Exchange Rate” means (i) for any conversion involving a currency unit on the one hand and Dollars or any Foreign Currency on the other, the exchange rate between the relevant currency unit and Dollars or such Foreign Currency calculated by the method specified pursuant to Section 3 1 for the Securities of the relevant series, (ii) for any conversion of Dollars into any Foreign Currency, the noon (New York City time) buying rate for such Foreign Currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York and (iii) for any conversion of one Foreign Currency into Dollars or another Foreign Currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the Dollars or Foreign Currency into which conversion is being made could be purchased with the Foreign Currency from which conversion is being made from major banks located in either Montreal, New York City, London or any other principal market for Dollars or such purchased Foreign Currency, in each case determined by the Currency Determination Agent In the event of the unavailability of any of the exchange rates provided for in the foregoing clauses (i), (ii) and (iii) the Currency Determination Agent shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in Montreal, New York City, London, or other principal market for such currency or currency unit in question, or such other quotations as the Currency Determination Agent shall deem appropriate Unless otherwise specified by the Currency Determination Agent, if there is more than one market for dealing in any currency or currency unit by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency or currency unit shall be that upon which a non-resident issuer of securities designated in such currency or currency unit would purchase such currency or currency unit in order to make payments in respect of such securities For purposes of this definition, a “non-resident issuer” shall mean an issuer that is not a resident of the country or countries that issue such currency or whose currencies are included in such currency unit

“Maturity”, when used with respect to any Security, means the date on which the principal of that Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption or otherwise

“Obligor” or “Obligors” means, with respect to any series of Securities, (1) if the Parent issues the series of Securities, the Parent or (2) if FinanceLP issues the series of Securities, FinanceLP, acting by its General Partner, and the Parent, as Guarantor, in each case as set forth in the Board Resolution or Action of General Partner, as the case may be, authorizing such series of Securities and including any successor entity to each such Person, and reference to FinanceLP as an Obligor shall, where the context so admits or requires, as the case may be, include reference to the General Partner acting on behalf of FinanceLP

“Obligor Request” and “Obligor Order” means, respectively, a written request or order signed in the name of an Obligor (1) by any two of the Chairman of the Board, the President or a Vice President of such Obligor or of the General Partner, as the case may be (any reference to a Vice President in this Indenture shall be deemed to include any Vice President of an Obligor or of the General Partner, whether or not designated by a number or a word or words added before or after the title “Vice President”), or (2) by any one of the foregoing officers and any one of the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant or Deputy Secretary of such Obligor or of the General Partner, as the case may be, or (3) by any two Persons designated in an Obligor Order previously delivered to the Trustee by any two of the foregoing officers, and delivered to the Trustee

“Officers’ Certificate” means a certificate signed (1) by any two of the Chairman of the Board, the President or a Vice President of an Obligor or of the General Partner, as the case may be, or (2) by any one of the foregoing officers and any one of the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant or Deputy Secretary of an Obligor or of the General Partner, as the case may be, and delivered to the Trustee

“Opinion of Counsel” means, for purposes of Sections 4 1(a)(3), 11 8 and 14 4, a written opinion of independent legal counsel of recognized standing and, for all other purposes hereof, means a written opinion of counsel, who may be an employee of or counsel to an Obligor or may be other counsel satisfactory to the Trustee

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5 2

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except

(1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation,

(2) Securities or portions thereof for whose payment or redemption money in the necessary amount and in the required currency or currency unit has been theretofore deposited with the Trustee or any Paying Agent (other than an Obligor or any other obligor upon the Securities) in trust or set aside and segregated in trust by an Obligor or any other obligor upon the Securities (if an Obligor or any other obligor upon the Securities shall act as its own Paying Agent) for the Holders of such Securities, provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to the Trustee has been made,

(3) Securities which have been paid pursuant to Section 3 6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented proof satisfactory to the Trustee that any such Securities are held by bona fide holders in due course, and

(4) Securities, except to the extent provided in Sections 14 2 and 14 3, with respect to which an Obligor has effected defeasance and/or covenant defeasance as provided in Article XIV,

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder Securities owned by such Obligor or any other obligor upon the Securities or any Affiliate of such Obligor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not such Obligor or any other obligor upon the Securities or any Affiliate of such Obligor or of such other obligor

“Parent” means the Person named as the “Parent” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Parent” shall mean such successor corporation

“Paying Agent” means the Trustee or any other Person authorized and appointed by an Obligor to pay the principal of (and premium, if any) or interest, if any, on any Securities on behalf of such Obligor

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof

“Permitted Liens” of any Person at any particular time means

(i)	Liens existing on the date of this Indenture with respect to indebtedness incurred by such Person or predecessors of such Person having an aggregate principal amount outstanding of less than $5 million,

(ii)	Liens incidental to the conduct of the business of such Person or any Subsidiary of such Person or the ownership of their property or assets, that do not materially impair the usefulness or marketability of such property or assets,

(iii)	any Lien (except on fixed assets and on shares of a Subsidiary of such Person) to secure any indebtedness issued, assumed or guaranteed by such Person or any Subsidiary of such Person which is payable upon demand or which matures by its terms less than 12 months from the date of issuance, assumption or guarantee,

(iv)	any Lien in favour of a governmental entity in connection with the operations of such Person or any Subsidiary of such Person and not in respect of the financing thereof,

(v)	Liens in favour of such Person or a Wholly-Owned Subsidiary of such Person (but only so long as it is a Wholly-Owned Subsidiary of such Person),

(vi)	Liens securing the Securities,

(vii)	Purchase Money Mortgages,

(viii)	Liens on property or assets existing at the time of acquisition thereof by such Person, provided, however, that such Liens were not incurred in anticipation of such acquisition,

(ix)	Liens on property or assets of a corporation existing at the time such corporation becomes a Subsidiary of such Person, or is liquidated or merged into, or amalgamated or consolidated with, such Person or Subsidiary of such Person or at the time of the sale, lease or other disposition to such Person or Subsidiary of such Person of all or substantially all of the properties and assets of a corporation,

(x)	Liens granted under any program for the securitization of accounts receivable of such Person,

(xi)	any Lien created by or relating to legal proceedings so long as such Lien is discharged, vacated or bonded within 30 days of attachment, and

(xii)	any renewal, refunding or extension of any Lien referred to in the foregoing clauses (i) through (xi) provided, however, that the principal amount of indebtedness secured thereby after such renewal, refunding or extension is not increased and the Lien is limited to the property or assets originally subject thereto and any improvements thereon

“Place of Payment”, when used with respect to the Securities of any particular series, means the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable, as contemplated by Section 3 1

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by that particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 3 6 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security

“Purchase Money Mortgage” of any Person means any Lien created upon any property or assets of the Person to secure or securing the whole or any part of the purchase price of such property or assets or the whole or any part of the cost of constructing or installing fixed improvements thereon or to secure or securing the repayment of money borrowed to pay the whole or any part of such purchase price or cost of any vendor’s privilege or Lien on such property or assets securing all or any part of such purchase price or cost including title retention agreements and leases in the nature of title retention agreements

“Redemption Date”, when used with respect to any Security to be redeemed in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture

“Redemption Price”, when used with respect to any Security to be redeemed, means an amount, in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant hereto, equal to the principal amount thereof (and premium, if any, thereon) together with accrued interest, if any, to the Redemption Date

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series, means the date, if any, specified for that purpose as contemplated by Section 3 1

“Repayment Date”, when used with respect to any Security to be repaid in whole or in part, means the date fixed for such repayment pursuant to this Indenture

“Repayment Price”, when used with respect to any Security to be repaid, means an amount, in the currency or currency unit in which such Security is denominated or which is otherwise provided for pursuant hereto, equal to the principal amount thereof (and premium, if any, thereon) together with accrued interest, if any, to the Repayment Date

“Responsible Officer”, when used with respect to the Trustee, means any trust officer or assistant trust officer, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 12 months after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty

“Securities” means securities evidencing unsecured indebtedness of an Obligor authenticated and delivered under this Indenture, provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to this Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture exclusive, however, of Securities of any series as to which such Person is not Trustee

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3 5

A “series” of Securities means all Securities denoted as part of the same series authorized by or pursuant to a particular Board Resolution or Action of General Partner, as the case may be

“Special Record Date” for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 3 7

“Specified Amount” has the meaning specified in Section 3 12(h)

“Stated Maturity”, when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable

“Stock Exchange”, unless specified otherwise with respect to any particular series of Securities, means the Luxembourg Stock Exchange

“Subsidiary” of any Person means a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries or such Person or by such Person and one or more Subsidiaries thereof

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and, subject to the provisions of Article VI hereof, shall also include its successors and assigns as Trustee hereunder If there shall be at one time more than one Trustee hereunder, “Trustee” shall mean each such Trustee and shall apply to each such Trustee only with respect to those series of Securities with respect to which it is serving as Trustee

“Trust Indenture Act” or “TIA” means the United States Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 9 5

“Trust Indenture Legislation” means, at any time, the provisions of the TIA and regulations thereunder, in each case relating to trust indentures and to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture

“United States” means the United States of America (including the States and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction

“Valuation Date” has the meaning specified in Section 3 12(c)

“Voting Stock” of any Person means capital stock or other ownership interests of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person

“Yield to Maturity”, when used with respect to any Original Issue Discount Security, means the yield to maturity, if any, set forth on the face thereof

SECTION 1 2 Compliance Certificates and Opinions

(a) Upon any application or request by an Obligor to the Trustee to take any action under any provision of this Indenture, such Obligor shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished

(b) Every certificate (other than statements provided pursuant to Section 10 4) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

(1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto,

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based,

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with, and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with

(c) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents

SECTION 1 3 Form of Documents Delivered to Trustee

(a) Any certificate or opinion of an officer of an Obligor or of the General Partner may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous

(b) Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of such Obligor or of the General Partner stating that the information with respect to such factual matters is in the possession of such Obligor or of the General Partner, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument

SECTION 1 4 Acts of Holders

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to one or more Obligors Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6 1) conclusive in favour of the Trustee and an Obligor and any agent of the Trustee or an Obligor, if made in the manner provided in this Section

(b) If an Obligor shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, such Obligor may, at its option, by or pursuant to a Board Resolution or Action of General Partner, as the case may be, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but such Obligor shall have no obligation to do so Such record date shall be the record date specified in or pursuant to such Board Resolution or Action of General Partner, as the case may be, which shall be a date not earlier than the date 30 days prior to the first solicitation of

Holders generally in connection therewith and not later than the date such solicitation is completed If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date, provided, however, that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date

(c) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof Where such execution is by an officer of a corporation or association or a member of a partnership, or an official of a public or governmental body, on behalf of such corporation, association, partnership or public or governmental body or by a fiduciary, such certificate or affidavit shall also constitute sufficient proof of this authority

(d) The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient

(e) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register

(f) Intentionally deleted

(g) In determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, the principal amount of an Original Issue Discount Security or of an Indexed Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5 2 at the time the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee

(h) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind, subject however to the other terms of this Indenture, every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Security Registrar, any Paying Agent or an Obligor in reliance thereon, whether or not notation of such action is made upon such Security

SECTION 1 5 Notices, Etc, to Trustee and Obligors

(a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by an Obligor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention Corporate Trust - Trustee Administration, or

(2) an Obligor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as provided in Section 5 1(4)) if in writing and mailed, first class postage prepaid, to such Obligor addressed to it at the address of its principal office, or in the case of FinanceLP, of the registered office of the General Partner, specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by such Obligor

SECTION 1 6 Notice to Holders, Waiver

(a) Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice

(b) In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders Any notice mailed in the manner prescribed by this Indenture shall be deemed to have been given whether or not received by any particular Holder In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder

(c) Intentionally deleted

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver

SECTION 1 7 Conflict with Trust Indenture Legislation

Each of the Obligors and the Trustee agrees to comply with the provisions of the Trust Indenture Legislation, to the extent applicable, in connection with this Indenture and any action to be taken hereunder If any provision hereof limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Legislation, such mandatory requirement shall prevail

SECTION 1 8 Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof

SECTION 1 9 Successors and Assigns

All covenants and agreements in this Indenture by an Obligor shall bind its successors and assigns, whether so expressed or not

SECTION 1 10 Separability Clause

In any case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

SECTION 1 11 Benefits of Indenture

Nothing in this Indenture or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture

SECTION 1 12 Governing Law

(a) This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York

(b) To the extent applicable, this Indenture is subject to the provisions of the Trust Indenture Legislation that are required to be part of this Indenture and shall be governed by such provisions

SECTION 1 13 Non-Business Day

In any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of a Security of any particular series shall not be a Business Day at any Place of Payment with respect to Securities of that series, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of (and premium, if any) and interest, if any, with respect to such Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or Repayment Date, or at the Stated Maturity, provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity, as the case may be

SECTION 1 14 Immunity of Incorporators, Stockholders, Officers and Directors

No recourse shall be had for the payment of the principal of (and premium, if any) or the interest, if any, on any Security or Guarantee of any series, or for any claim based thereon, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of any Obligor or the General Partner or of any successor thereto, either directly or indirectly through any Obligor or the General Partner or any successor thereto, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, it being expressly agreed and understood that this Indenture and all the Securities and Guarantees of each series are solely corporate or partnership obligations, and that no personal liability whatever shall attach to, or is incurred by, any incorporator, stockholder, limited partner, officer or director, past, present or future, of any Obligor or the General Partner, or of any successor thereto, either directly or indirectly through any Obligor or the General Partner or any successor thereto, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities of any series, or to be implied herefrom or therefrom, and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issuance of the Securities and Guarantees of each series

SECTION 1 15 Certain Matters Relating to Currencies

(a) Subject to Section 3 12, each reference to any currency or currency unit in any Security, or in the Board Resolution or Action of General Partner, as the case may be, or supplemental indenture relating thereto, shall mean only the referenced currency or currency unit and no other currency or currency unit

(b) The Trustee shall segregate moneys, funds and accounts held by the Trustee in one currency or currency unit from any moneys, funds or accounts held in any other currencies or currency units, notwithstanding any provision herein which would otherwise permit the Trustee to commingle such amounts

(c) Except as otherwise provided in this Indenture, for purposes of the construction of the terms of this Indenture or of the Securities and, in particular, whenever any action or Act is to be taken hereunder by the Holders of Securities denominated in different currencies or currency units, then for purposes of determining the principal amount of Securities held by such Holders, the aggregate principal amount of the Securities denominated in a Foreign Currency or currency unit shall be deemed to be that amount of Dollars that could be obtained for such principal amount on the basis of the noon spot rate of exchange quoted by the Currency Determination Agent and specified to the Trustee in an Officers’ Certificate for such Foreign Currency or currency unit into Dollars as of the date of such determination or the date the taking of such action or Act by the Holders of the requisite percentage in principal amount of the Securities is evidenced to the Trustee

SECTION 1 16 Language of Notices, Etc

Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country or province of publication

SECTION 1 17 Appointment of Agent for Service, Submission to Jurisdiction

(a) By the execution and delivery of this Indenture, each of the Obligors appoints CT Corporation System at 1633 Broadway, in the City of New York, New York, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities or this Indenture, but for that purpose only, and agrees that service of process upon said CT Corporation System, directed to the attention of Corporate Trust-Trustee Administration and written notice of said service given by the Person serving the same to it, addressed as provided in Section 1 5, shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the City of New York in the State of New York Each of the Obligors hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding Such appointment shall be irrevocable so long as any of the Securities remain Outstanding until the appointment of a successor by the Obligor and such successor’s acceptance of such appointment Upon such acceptance, the Obligor shall notify the Trustee of the name and address of such successor Each of the Obligors further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said CT Corporation System or its successor in full force and effect so long as any of the Securities shall be Outstanding The Trustee shall not be obligated and shall have no responsibility with respect to any failure by an Obligor to take any such action

(b) Each of the Obligors agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Obligor and may be enforced in the courts of Canada (or any other courts to the jurisdiction of which the Obligor is subject) by a suit upon such judgment, provided, however, that service of process is effected upon the Obligor in the manner specified in the foregoing paragraph or as otherwise permitted by law, provided, however, that the Obligor does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, or (iii) any other right or remedy of the Obligor to the extent not expressly waived in accordance with this Section 1 17

(c) Nothing in this Section shall affect the right of the Trustee or any Holder of any Security to serve process in any manner permitted by applicable law or limit the right of the Trustee or any Holder of any Security to bring proceedings against an Obligor in the courts of any jurisdiction or jurisdictions

ARTICLE II

SECURITY FORMS

SECTION 2 1 Forms of Securities

(a) The Securities of each series shall be in such form or forms (including global form) as shall be established by or pursuant to a Board Resolution or Action of General Partner, as the case may be, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law, with any rule or regulation made pursuant thereto, with any rules of any securities exchange or to conform to usage, as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of such Securities If temporary Securities of any series are issued in global form as permitted by Section 3 4, the form thereof shall be established as provided in the preceding sentence

(b) Intentionally deleted

(c) The definitive Securities and any Guarantee shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution thereof A form of Security is attached as Exhibit A hereto, but a Security may be in any form established pursuant to this Section 2 1

SECTION 2 2 Form of Trustee’s Certificate of Authentication

Subject to Sections 6 11 and 6 13, the Certificate of Authentication on all Securities shall be in substantially the following form

“TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in, and issued under, the Indenture described herein

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By
As Authenticating Agent”

SECTION 2 3 Securities in Global Form

(a) If any Security of a series is issuable in global form, as specified or contemplated by Section 3 1, then, notwithstanding Section 3 1(b)(19), any such Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Obligor Order to be delivered to the Trustee pursuant to Section 3 3 or Section 3 4 Subject to the provisions of Section 3 3 and, if applicable, Section 3 4, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Obligor Order

(b) The provisions of the last sentence of Section 3 3 shall apply to any Security represented by a Security in global form if such Security was never issued and sold by an Obligor and such Obligor delivers to the Trustee the Security in global form together with a written statement (which need not comply with Section 1 2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby

(c) Notwithstanding the provisions of Section 3 7, unless otherwise specified as contemplated by Section 3 1, payment of principal of and any premium and interest on any Security in permanent global form shall be made to the Person or Persons specified therein

(d) Notwithstanding the provisions of Section 3 9 and except as provided in the preceding paragraph, an Obligor, the Trustee and any agent of an Obligor and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent global Security, the Holder of such permanent global Security

SECTION 2 4 Form of Guarantee

The Guarantee to be endorsed on a Security issued by FinanceLP, subject to Section 2 1, shall be in substantially the form set forth below

GUARANTEE

OF

ABITIBI-CONSOLIDATED INC

For value received, Abitibi-Consolidated Inc, a corporation duly organized and existing under the laws of Canada (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the Stated Maturity Date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein In case of the failure of, Abitibi-Consolidated FinanceLP, a partnership formed under the laws of Delaware (herein called “FinanceLP”, which term includes any successor Person under such Indenture) punctually to make any such payment of principal, premium, if any, or interest or any such sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by FinanceLP

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely guarantor, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to FinanceLP with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a guarantor, provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity Date thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article V of such , Indenture The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of FinanceLP, any right to require a proceeding first against FinanceLP, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against FinanceLP in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee, provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture shall have been paid in full

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York

Executed and dated the date on the face hereof

ABITIBI-CONSOLIDATED INC

Attest	By
Name	Name
Title	Title

ARTICLE III

THE SECURITIES

SECTION 3 1 Title, Payment and Terms

(a) The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is unlimited

(b) The Securities may be issued in one or more series, each of which shall be issued pursuant to a Board Resolution or Action of General Partner, as the case may be, and, except as otherwise provided herein, each such series shall be unsecured and shall rank pari passu with each other and with all other unsecured and unsubordinated indebtedness for borrowed money of such Obligor With respect to any particular series of Securities and any Guarantee to be endorsed thereon, the Board Resolution or Action of General Partner, as the case may be, relating thereto shall specify

(1) the title of the Securities of that series (which shall distinguish the Securities of that series from all other series of Securities),

(2) any limit upon the aggregate principal amount of the Securities of that series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of that series pursuant to Section 3 4, 3 5, 3 6, 9 6, 11 7 or 13 5),

(3) the extent and manner, if any, to which payment on or in respect of Securities of that series [and/or the related Guarantees] will be senior or will be subordinated to the prior payment of other liabilities and obligations of such Obligor,

(4) the percentage or percentages of principal face amount at which Securities of that series shall be issued,

(5) the date or dates (or manner by which such date or dates will be determined or extended) on which the principal of the Securities of that series is payable (which, if so provided in such Board Resolution or Action of General Partner, as the case may be, may be determined by such Obligor from time to time and set forth in the Securities of the series issued from time to time),

(6) if other than the principal amount thereof, the portion of the principal amount of Securities of that series which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5 2 or the method by which such portion shall be determined,

(7) the rate or rates (whether fixed or variable) at which the Securities of that series shall bear interest (if any) (or the manner of calculation thereof) and the date or dates from which such interest shall accrue (which, in either case or both, if so provided in such Board Resolution or Action of General Partner, as the case may be, may be determined by such Obligor from time to time and set forth in the Securities of the series issued from time to time), the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and the Regular Record Dates for the interest payable on any Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3 7,

(8) the place or places where, subject to the provisions of Section 10 2, the principal of (and premium, if any) and interest, if any, on Securities of that series shall be payable, any Securities of that series may be surrendered for registration of transfer, any Securities of that series may be surrendered for exchange, and notices and demands to or upon such Obligor in respect of the Securities of that series, the related Guarantees and this Indenture may be served,

(9) if other than Dollars, the currency or currency unit in which the Securities of that series are determined or in which payment of the principal of (and premium, if any) and interest, if any, on the Securities of that series shall be made and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of Section 3 12,

(10) Intentionally deleted,

(11) Intentionally deleted,

(12) whether the Securities of the series shall be issued in whole or in part in the form of a global Security or Securities and, in such case, the Depository for such global Security or Securities, whether such global form shall be permanent or temporary, if applicable, the Exchange Date, and whether beneficial owners of interests in any permanent global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 3 5,

(13) the obligation, if any, of such Obligor to redeem or purchase Securities of that series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which, Securities of that series shall be redeemed or purchased, in whole or in part, pursuant to such obligation,

(14) the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which, Securities of that series may be redeemed or purchased, in whole or in part, at the option of the such Obligor or otherwise,

(15) if the Securities of that series are to be repayable prior to Maturity at the option (which option may be conditional) of the Holder thereof, the terms and conditions upon which such Securities will be so repayable and the price or prices in the currency or currency unit in which such Securities will be repayable,

(16) the index, if any, used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of that series,

(17) if the Securities of that series are to be convertible into or exchangeable for any securities of any Person (including an Obligor), the terms and conditions upon which such Securities will be so convertible or exchangeable,

(18) any deletions from, modifications of or additions to the Events of Default or covenants of any Obligor with respect to the Securities of that series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein,

(19) the denominations in which any Securities of that series shall be issuable, if other than denominations of $1,000 and any integral multiple thereof,

(20) if a Person other than The Bank of Nova Scotia Trust Company of New York is to act as Trustee for the Securities of that series, the name and location of the Corporate Trust Office of such Trustee,

(21) if the principal of (and premium, if any) and interest, if any, on the Securities of that series are to be payable, at the election of such Obligor or a Holder thereof, in a currency or currency unit other than that in which such Securities are denominated or stated to be payable, in accordance with provisions in addition to or in lieu of,-or in accordance with the provisions of, Section 3 12, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such Securities are denominated or stated to be payable and the currency or currency unit in which such Securities are to be so payable,

(22) the designation of the original Currency Determination Agent, if other than Canadian Imperial Bank of Commerce,

(23) if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of that series may be determined, at the election of such Obligor or a Holder thereof, with reference to an index based on a currency or currency unit other than that in which such Securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined,

(24) the date as of which any global Security representing Outstanding Securities of that series shall be dated if other than the date of original issuance of the first Security of that series to be issued,

(25) any provisions granting special rights to holders of Securities of that series or to such Obligor upon the occurrence of such events as may be specified,

(26) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 3 4,

(27) if Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions,

(28) if the Securities of the series are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered,

(29) the application, if any, of Sections 10 9 or 11 8 to the Securities of that series and/or the related Guarantees,

(30) the application, if any, of Section 15 1 to the Securities of that series and any deletions from, modifications of, or additions to the provisions of Article XV with respect to the Securities of that series, whether or not consistent with the provisions of Article XV set forth herein,

(31) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent, and

(32) any other terms of that series (which terms shall not be inconsistent with the requirements of the Trust Indenture Legislation or the provisions of this Indenture)

(c) All Securities of any particular series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such Board Resolution or Action of General Partner, as the case may be The terms of such Securities and the related Guarantees, as set forth above, may be determined by an Obligor from time to time if so provided in or established pursuant to the authority granted in a Board Resolution or Action of General Partner, as the case may be All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Securities of such series

SECTION 3 2 Denominations

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 3 1 With respect to Securities of any series denominated in Dollars, in the absence of any such provisions, the Securities of such series, other than Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof

SECTION 3 3 Execution, Authentication, Delivery and Dating

(a) The Securities shall be executed on behalf of the Obligor issuing such Securities by its or its General Partner’s Chairman of the Board or its President or one of its Vice Presidents The Securities shall be so executed under the corporate seal, if applicable, of such Obligor reproduced thereon and attested to by its or its General Partner’s Secretary or any one of its Assistant or Deputy Secretaries The signature of any of these officers on the Securities may be manual or facsimile

(b) Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of an Obligor or of the General Partner of an Obligor shall bind such Obligor notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities

(c) At any time and from time to time after the execution and delivery of this Indenture, an Obligor may deliver Securities of any series, executed by or on behalf of such Obligor to the Trustee for authentication, together with an Obligor Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Obligor Order shall authenticate and deliver such Securities

(d) If all the Securities of any series are not to be issued at one time and if the Board Resolution or Action of General Partner, as the case may be, establishing such series shall so permit, such Obligor Order may set forth procedures acceptable to the Trustee for the issuance of such Securities, including, without limitation, procedures with respect to interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue

(e) In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating

(1) that the form or forms of such Securities and the related Guarantees have been established in conformity with the provisions of this Indenture,

(2) that the terms of such Securities and the related Guarantees have been established in conformity with the provisions of this Indenture, and

(3) that such Securities and any related Guarantees, when completed by appropriate insertions and executed and delivered by or on behalf of the Obligor to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by such Obligor in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of such Obligor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities and the related Guarantees

(f) Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution or Action of General Partner, as the case may be, Officers’ Certificate and Opinion of Counsel otherwise required pursuant to Sections 1 2 and 2 1 at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued

(g) Each Security shall be dated the date of its authentication

(h) No Security or Guarantee shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee for such Security or in the name of such Trustee pursuant to Section 6 13, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled, together with any Guarantee endorsed thereon, to the benefits of this Indenture Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by an Obligor, and such Obligor shall deliver such Security to the Trustee for cancellation as provided in Section 3 10 together with a written statement (which need not comply with Section 1 2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by such Obligor, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture

SECTION 3 4 Temporary Securities

(a) Pending the preparation of definitive Securities of any series, an Obligor may execute, and upon Obligor Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and, if applicable, having endorsed thereon a Guarantee executed by the Parent, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities Such temporary Securities may be in global form

(b) Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Obligor will cause definitive Securities of that series to be prepared without unreasonable delay After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series, at the office or agency of the Obligor in a Place of Payment for that series, without charge to the Holder Upon surrender for cancellation of any one or more temporary Securities of any series, the Obligor shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series with Guarantees endorsed thereon executed by the Parent, if applicable Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series

(c) If temporary Securities of any series are issued in global form, any such temporary global Security shall, unless otherwise provided therein, be delivered to the London office of a depository or common depository (the “Common Depository”), for the benefit of Euroclear and CEDEL S A, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct)

(d) Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Security (the “Exchange Date”), the Obligor shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary global. Security, executed by the Obligor and, if applicable, having endorsed thereon a Guarantee executed by the Parent On or after the Exchange Date such temporary global Security shall be surrendered by the Common Depository to the Trustee, as the Obligor’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Security to be exchanged The definitive Securities to be delivered in exchange for any such temporary global Security shall be in registered form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3 1, and, if any combination thereof is so specified, as requested by the beneficial owner thereof

(e) Unless otherwise specified in such temporary global Security, the interest of a beneficial owner of Securities of a series in a temporary global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or CEDEL S A, as the case may be, to request such exchange on his behalf Unless otherwise specified in such temporary global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the offices of Euroclear or CEDEL S A

(f) Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3 1, interest payable on a temporary global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and CEDEL S A on such Interest Payment Date upon delivery by Euroclear and CEDEL S A to the Trustee of a certificate or certificates in such form as may be established pursuant to Section 3 1, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Security on such Interest Payment Date Except as otherwise provided in this paragraph, no payments of principal (or premium, if any) or interest, if any, owing with respect to a beneficial interest in a temporary global Security will be made unless and until such interest in such temporary global Security shall have been exchanged for an interest in a definitive Security Any interest so received by Euroclear and CEDEL S A and not paid as herein provided shall be returned to the Trustee no later than one month prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Obligor in accordance with Section 10 3

SECTION 3 5 Registration, Registration of Transfer and Exchange

(a) The Parent shall cause to be kept at its registered office or at any other place in the United States or Canada designated by Board Resolution, a central security register in which, subject to such reasonable regulation as it may prescribe, the Parent shall provide for the registration of Securities and of transfers of Securities In addition, each Obligor shall cause to be kept at the Corporate Trust Office of the Trustee a register for each series of its Securities (the central security register, the registers maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Obligor in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Obligor shall provide for the registration of Securities and of transfers of Securities The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time At all reasonable times, the Security Register shall be open to inspection by the Trustee The Trustee is hereby initially appointed as security registrar (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided

(b) Upon surrender for registration of transfer of any Security of any series at the office or agency of the Obligor in a Place of Payment for that series, the Obligor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor and, if applicable, having endorsed thereon a Guarantee executed by the Parent

(c) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency Whenever any Securities are so surrendered for exchange, the Obligor shall execute, and the Trustee shall authenticate and deliver, the Securities, and, if applicable, the Parent shall execute the Guarantees endorsed thereon, which the Holder making the exchange is entitled to receive

(d) Notwithstanding any other provision of this Section or Section 3 4, unless and until it is exchanged in whole or in part for Securities in definitive form, a global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depository for such series to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository for such series or a nominee of such successor Depository

(e) Intentionally deleted

(f) Whenever any Securities are so surrendered for exchange, the Obligor shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive and, if applicable, the Parent shall execute the Guarantees endorsed thereon

(g) Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3 1, any permanent global Security shall be exchangeable only as provided in this paragraph If any beneficial owner of an interest in a permanent global Security is entitled to exchange such interest for Securities of such series and of like tenor and principal amount of another authorized form and denomination, as specified as contemplated by Section 3 1 and provided, however, that any applicable notice provided in the permanent global Security shall have been given, then without unnecessary delay but in any event not later than the earliest date on which such interest may be so exchanged, the Obligor shall deliver to the Trustee definitive Securities in aggregate principal amount equal to the principal amount of such beneficial owner’s interest in such permanent global Security, executed by such Obligor and, if applicable, having a Guarantee executed by the Parent endorsed thereon On or after the earliest date on which such interests may be so exchanged, such permanent global Security shall be surrendered by the Common Depository or Depository specified in the Obligor Order with respect thereto to the Trustee, as the Obligor’s agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such permanent global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such permanent global Security to be exchanged If a Security is issued in exchange for any portion of a permanent global Security after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Security issued in exchange for such portion of such permanent global Security, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such permanent global Security is payable when due in accordance with the provisions of this Indenture

(h) If at any time the Depository for Securities of a series notifies an Obligor that it is unwilling or unable to continue as Depository for the Securities of such series or if at any time the Depository for the Securities for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, such Obligor shall appoint a successor Depository with respect to the Securities for such series If a successor Depository for the Securities of such series is not appointed by such Obligor within 90 days after such Obligor receives such notice or becomes aware of such condition, as the case may be, the Obligor’s election pursuant to Section 3 1 shall no longer be effective with respect to the Securities for such series and such Obligor will execute, and the Trustee, upon receipt of an Obligor Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities

(i) An Obligor may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more global Securities shall no longer be represented by such global Security or Securities In such event such Obligor will execute, and the Trustee, upon receipt of an Obligor Order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the global Security or Securities representing such series in exchange for such global Security or Securities

(j) Upon the exchange of a global Security for Securities in definitive registered form, such global Security shall be cancelled by the Trustee Securities issued in exchange for a global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered

(k) All Securities and Guarantees, if any, issued upon any registration of transfer or exchange of Securities shall be the valid obligations of an Obligor evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Guarantees, if any, surrendered upon such registration of transfer or exchange

(l) Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Obligor or the Security Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Obligor and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing

(m) No service charge shall be made for any registration of transfer or exchange of Securities, but the Obligor may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3 4, 9 6, 11 7 or 13 5 not involving any transfer

(n) An Obligor shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of that series under Section 11 3 or 12 3 and ending at the close of business on the relevant Redemption Date, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the unpaid portion of any Security being repaid in part

SECTION 3 6 Mutilated, Destroyed, Lost and Stolen Securities

(a) If (i) any mutilated Security is surrendered to the Trustee or the Obligor and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) there is delivered to the Obligor and the Trustee such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Obligor or the Trustee that such Security has been acquired by a bona fide purchaser, the Obligor shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of the same series and in a like principal amount and, if applicable, having endorsed thereon a Guarantee executed by the Parent and of a like Stated Maturity and with like terms and conditions and bearing a number not contemporaneously outstanding

(b) In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Obligor in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Obligor and the Trustee such security or indemnity as may be required by them to save each of them harmless, and in case of destruction, loss or theft, evidence satisfactory to the Obligor and the Trustee and any agent of either of them of the destruction, loss or theft of such Security and the ownership thereof

(c) Upon the issuance of any new Security under this Section, the Obligor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including all fees and expenses of the Trustee) connected therewith

(d) Every new Security of any series, and any Guarantee endorsed thereon, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, shall constitute an original additional contractual obligation of the Obligor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder

(e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities

SECTION 3 7 Payment of Interest, Interest Rights Preserved

(a) Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Security, be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, provided, however, that interest, if any, payable at maturity will be payable to the Person to whom principal shall be payable

(b) Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of an Obligor by check mailed or delivered to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee with a bank located inside the United States or Canada

(c) Intentionally deleted

(d) Any interest on any Security of any particular series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and, if applicable, interest on such defaulted interest (to the extent lawful) (herein collectively called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by an Obligor as provided in clause (1) or (2) below, as determined by the Obligor

(1) The Obligor may elect to make payment of any Defaulted interest to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered at the close of business on a Special

Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner The Obligor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of that series and the date of the proposed payment, and at the same time the Obligor shall deposit with the Trustee an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3 1 for the Securities of such series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)), equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment The Trustee shall promptly notify the Obligor of such Special Record Date and, in the name and at the expense of the Obligor, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of that series at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date The Trustee may, in its discretion, in the name and at the expense of the Obligor, cause a similar notice to be published at least once in a newspaper published in the English language customarily on each Business Day and of general circulation in New York City, New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities of that series (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2)

(2) The Obligor may make payment of any Defaulted Interest on Securities of any particular series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice is given by the Obligor to the Trustee of the proposed manner of payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee

(e) Subject to the foregoing provisions of this Section and Section 3 5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security

SECTION 3 8 Optional Reset of Interest Date and Extension of Stated Maturity

(a) The provisions of this Section 3 8 may be made applicable to any series of Securities pursuant to Section 3 1 (with such modifications, additions or substitutions as may be specified pursuant to such Section 3 1)

(b) The interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) on any Security of such series may be reset by the Obligor on the date or dates specified on the face of such Security (each an “Optional Reset Date”) The Obligor may exercise such option with respect to such Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date for such Security, which notice shall specify the information to be included in the Reset Notice (as defined) Not later than 40 days prior to each Optional Reset Date, the Trustee shall transmit, in the manner provided for in Section 1 6, to the Holder of any such Security a notice (the “Reset Notice”) indicating whether the Obligor has elected to reset the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable), and if so (i) such new interest rate (or such new spread or spread multiplier, if applicable) and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or if there is no such next Optional Reset Date, to the Stated Maturity Date of such Security (each such period a “Subsequent Interest Period”), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Subsequent Interest Period

(c) Notwithstanding the foregoing, not later than 20 days prior to the Optional Reset Date, the Obligor may, at its option, revoke the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) provided for in the Reset Notice and establish an interest rate (or a spread or spread multiplier used to calculate such interest rate, if applicable) that is higher than the interest rate (or the spread or spread multiplier, if applicable) provided for in the Reset Notice, for the Subsequent Interest Period by causing the Trustee to transmit, in the manner provided for in Section 1 6, notice of such higher interest rate (or such higher spread or spread multiplier, if applicable) to the Holder of such Security Such notice shall be irrevocable All Securities with respect to which the interest rate (or the spread or spread multiplier used to calculate such interest rate, if applicable) is reset on an Optional Reset Date, and with respect to which the Holders of such Securities have not tendered such Securities for repayment (or have validly revoked any such tender) pursuant to Section 3 8(d), will bear such higher interest rate (or such higher spread or spread multiplier, if applicable)

(d) The Holder of any such Security will have the option to elect repayment by the Obligor of the principal of such Security on each Optional Reset Date at a price equal to the principal amount thereof plus interest accrued to such Optional Reset Date In order to obtain repayment on an Optional Reset Date, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders except that the period for delivery or notification to the Obligor shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that, if the Holder has tendered any Security for repayment pursuant to the Reset Notice, the Holder may, by written notice to the Trustee, revoke such tender or repayment until the close of business on the tenth day before such Optional Reset Date

(e) The Stated Maturity of any Security of such series may be extended at the option of the Obligor issuing such Security for the period or periods specified on the face of such Security (each an “Extension Period”) up to but not beyond the date (the “Final Maturity”) set forth on the face of such Security The Obligor may exercise such option with respect to any Security by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to the Stated Maturity of such Security in effect prior to the exercise of such option (the “Original Stated Maturity”) If the Obligor exercises such option, the Trustee shall transmit, in the manner provided for in Section 1 6, to the Holder of such Security not later than 40 days prior to the Original Stated Maturity a notice (the “Extension Notice”) indicating (i) the election of the Obligor to extend the Stated Maturity, (ii) the new Stated Maturity, (iii) the interest rate, if any, applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period Upon the Trustee’s transmittal of the Extension Notice, the Stated Maturity of such Security shall be extended automatically and, except as modified by the Extension Notice and as described in Section 3 8(f), such Security will have the same terms as prior to the transmittal of such Extension Notice

(f) Notwithstanding the foregoing, not later than 20 days before the Original Stated Maturity of such Security, the Obligor may, at its option, revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to transmit, in the manner provided for in Section 1 6, notice of such higher interest rate to the Holder of such Security Such notice shall be irrevocable All Securities with respect to which the Stated Maturity is extended will bear such higher interest rate

(g) If the Obligor extends the Maturity of any Security, the Holder will have the option to elect repayment of such Security by the Obligor on the Original Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date In order to obtain repayment on the Original Stated Maturity once the Obligor has extended the Maturity thereof, the Holder must follow the procedures set forth in Article XIII for repayment at the option of Holders, except that the period for delivery or notification to the Obligor shall be at least 25 but not more than 35 days prior to the Original Stated Maturity and except that, if the Holder has tendered any Security for repayment pursuant to an Extension Notice, the Holder may by written notice to the Trustee revoke such tender for repayment until the close of business on the tenth day before the Original Stated Maturity

SECTION 3 9 Persons Deemed Owners

(a) Prior to due presentment of a Security for registration of transfer, the Obligor, the Trustee and any agent of the Obligor or the Trustee may treat the Person in whose name any such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3 7) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Obligor, the Trustee nor any agent of the Obligor or the Trustee shall be affected by notice to the contrary

(b) Intentionally deleted

(c) None of the Obligor, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests

(d) Notwithstanding the foregoing, with respect to any global Security, nothing herein shall prevent the Obligor, the Trustee, or any agent of any of the foregoing from giving effect to any written certification, proxy or other authorization furnished by any Depository, as a Holder, with respect to such global Security or impair, as between such Depository and owners of beneficial interests in such global Security, the operation of customary practices governing the exercise of the rights of such Depository (or its nominee) as Holder of such global Security

SECTION 3 10 Cancellation

All Securities surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange, or delivered in satisfaction of any sinking fund payment, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, in the case of Securities shall be promptly cancelled by it The Obligor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Obligor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal shall be delivered to the Obligor unless by Obligor Order the Obligor shall direct that cancelled Securities be returned to it

SECTION 3 11 Computation of Interest

(a) Except as otherwise specified as contemplated by Section 3 1 for Securities of any particular series, interest, if any, on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months

(b) For the purposes of disclosure under the Interest Act (Canada) (but for no other purpose), without assuming the principle of the deemed reinvestment of interest, the yearly rate of interest (the “Nominal Yearly Rate”) to which any rate of interest (the “Applicable Rate”) calculated on any basis other than a full year is equivalent, is the rate determined in accordance with the following formula

A = B	X	C
360

where

A	means the Nominal Yearly Rate (expressed as a decimal fraction) to be determined for the purposes of disclosure under the Interest Act (Canada),

B	means the Applicable Rate, and shall, for the Securities of any series and for any period, be equal to that rate (expressed as a decimal fraction) obtained by dividing the amount of interest payable on Securities of such series for such period by the principal amount of Securities of such series Outstanding for such period, and multiplying the quotient obtained by a fraction the numerator of which is 360 and the denominator of which is the actual number of days elapsed in such period, and

C	means the actual number of days in the year commencing on the first day of the period in respect of which the Applicable Rate applies

SECTION 3 12 Currency and Manner of Payments in Respect of Securities

(a) Unless otherwise specified with respect to any Securities pursuant to Section 3 1, with respect to Securities of any series not permitting the election provided for in paragraph (b) below or the Holders of which have not made the election provided for in paragraph (b) below, payment of the principal of (and premium, if any) and interest, if any, on any Security of such series will be made in the currency or currency unit in which such Security is payable This Section 3 12 may be modified or superseded with respect to any Securities pursuant to Section 3 1

(b) It may be provided pursuant to Section 3 1 with respect to Securities of any series that Holders shall have the option, subject to paragraphs (d) and (e) below, to receive payments of principal of (and premium, if any) or interest, if any, on such Securities in any of the currencies or currency units which may be designated for such election by delivering to the Trustee a written-election with signature guaranteed and in form and substance satisfactory to the Trustee established pursuant to Section 3 1, not later than the close of business on the Election Date immediately preceding the applicable payment date If a Holder so elects to receive such payments in any such currency or currency unit, such election will remain in effect for such Holder until changed by such Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the Election Date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change of election may be made with respect to payments to be made on any Security of such series with respect to which an Event of Default has occurred or notice of redemption has been given by the Obligor pursuant to Article XI or with respect to which such Obligor has deposited funds pursuant to Article IV) In the event any Holder makes any such election pursuant to the preceding sentence, such election will not be effective on any transferee of such Holder and such transferee shall be paid in the currency or currency unit indicated pursuant to paragraph (a) above unless such transferee makes an election pursuant to the preceding sentence, provided, however, that such election, if in effect at the time funds are deposited with respect to the Securities of such series as described in Section 4 1(a)(2), will be effective on any transferee of such Holder unless otherwise specified pursuant to Section 3 1 for the Securities of such series Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable Election Date will be paid the amount due on the applicable payment date in the relevant currency or currency unit as provided in Section 3 12(a) In no case may a Holder of Securities of any series elect to receive payments in any currency or currency unit as described in this Section 3 12(b) following a deposit of funds with respect to the Securities of such series as described in Section 4 1(a)(2) The Trustee shall notify the Currency Determination Agent as soon as practicable after the Election Date of the aggregate principal amount of Securities for which Holders have made such written election

(c) If the election referred to in Section 3 12(b) has been provided for pursuant to Section 3 1, then not later than the fourth Business Day after the Record Date for each payment date for Securities of any series, the Currency Determination Agent will deliver to the Obligor a written notice specifying, in the currency or currency unit in which Securities of such series are payable, the respective aggregate amounts of principal of (and premium, if any) and interest, if any, on the Securities to be made on such payment date, specifying the amounts in such currency or currency unit so payable in respect of the Securities of such series as to which the Holders thereof shall have elected to be paid in a currency or currency unit other than that in which such series is denominated as provided in Section 3 12(b) If the election referred to in Section 3 12(b) has been provided for pursuant to Section 3 1 and if at least one Holder has made such election, then, on the second Business Day preceding such payment date the Obligor will deliver to the Trustee an Exchange Rate Officers’ Certificate in respect of the Dollar, Foreign Currency or currency unit payments to be made on such payment date The Dollar, Foreign Currency or currency unit amount receivable by Holders of Securities who have elected payment in a currency or currency unit as provided in Section 3 12(b) shall, unless otherwise provided pursuant to Section 3 1, be determined by the Obligor on the basis of the applicable Market Exchange Rate in effect on the third Business Day (the “Valuation Date”) immediately preceding each payment date

(d) If a Conversion Event occurs with respect to a Foreign Currency or any other currency unit in which any of the Securities are denominated or payable other than pursuant to an election provided for pursuant to Section 3 12(b), then with respect to each date for the payment of principal of (and premium, if any) and interest, if any, on the applicable Securities denominated or payable in such Foreign Currency or such other currency unit occurring after the last date on which such Foreign Currency or such other currency unit was available (the “Conversion Date”), the Dollar shall be the currency of payment for use on each such payment date The Dollar amount to be paid by the Obligor to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of a currency unit, the Dollar Equivalent of the currency unit, in each case as determined by the Currency Determination Agent in the manner provided in Sections 3 12(f) or 3 12(g)

(e) If the Holder of a Security denominated in any currency or currency unit shall have elected to be paid in another currency or currency unit as provided in Section 3 12(b), and a Conversion Event occurs with respect to such elected currency or currency unit, such Holder shall receive payment in the currency or currency unit in which payment would have been made in the absence of such election If a Conversion Event occurs with respect to the currency or currency unit in which payment would have been made in the absence of such election, such Holder shall receive payment in Dollars as provided in Section 3 12(d)

(f) The “Dollar Equivalent of the Foreign Currency” shall be determined by the Currency Determination Agent and shall be obtained for each subsequent payment after the Conversion Date by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Conversion Date

(g) The “Dollar Equivalent of the Currency Unit” shall be determined by the Currency Determination Agent and subject to the provisions of Section 3 12(h) shall be the sum of each amount obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate for such Component Currency on the Valuation Date with respect to each payment

(h) For purposes of this Section 3 12 the following terms shall have the following meanings

(i) “Component Currency” shall mean any currency which, on the Conversion Date, was a component currency of the relevant currency unit

(j) A “Specified Amount” of a Component Currency shall mean the number of units of such Component Currency or fractions thereof which were represented in the relevant currency unit on the Conversion Date If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by amounts of such two or more currencies, each of whose Dollar Equivalent at the Market Exchange Rate on the date of such replacement shall be equal to the Dollar Equivalent of the Specified Amount of such former Component Currency at the Market Exchange Rate on such date divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies If, after the Conversion Date of the relevant currency unit, a Conversion Event (other than any event referred to above in this definition of “Specified Amount”) occurs with respect to any Component Currency of such currency unit and is continuing on the applicable Valuation Date, the Specified Amount of such Component Currency shall, for purposes of calculating the Dollar Equivalent of the Currency Unit, be converted into Dollars at the Market Exchange Rate in effect on the Conversion Date of such Component Currency

(k) “Election Date” shall mean any date for any series of Securities as specified pursuant to Section 3 1(b)(21) by which the written election referred to in Section 3 12(b) may be made, such date to be not later than the Record Date for the earliest payment for which such election may be effective

(l) All decisions and determinations of the Currency Determination Agent regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the Currency Unit, the Market Exchange Rate and changes in the Specified Amounts as specified above shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Obligor, the Trustee and all Holders of such Securities denominated or payable in the relevant currency or currency units The Currency Determination Agent shall promptly give written notice to the Obligor and the Trustee of any such decision or determination

(m) In the event of a Conversion Event with respect to a Foreign Currency, the Obligor, after learning thereof, will immediately give written notice thereof to the Trustee and Currency Determination Agent (and the Trustee will promptly thereafter give notice in the manner provided in Section 1 6 to the Holders) specifying the Conversion Date In the event of a Conversion Event with respect to any other currency unit in which Securities are denominated or payable, the Obligor, after learning thereof, will immediately give written notice thereof to the Trustee and Currency Determination Agent (and the Trustee will promptly thereafter give notice in the manner provided in Section 1 6 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Obligor, after learning thereof, will similarly give written notice to the Trustee and Currency Determination Agent

(n) The Trustee shall be fully justified and protected in relying and acting upon information received by it from the Obligor and the Currency Determination Agent and shall not otherwise have any duty or obligation to determine such information independently

SECTION 3 13 Appointment and Resignation of Successor Currency Determination Agent

(a) If and so long as the Securities of any series (i) are denominated in a currency unit or a currency other than Dollars or (ii) may be payable in a currency unit or a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Obligor will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent The Obligor will cause the Currency Determination Agent to make the necessary foreign exchange determinations at the time and in the manner specified pursuant to Section 3 1 for the purpose of determining the applicable rate of exchange and for the purpose of converting the issued currency or currency unit into the applicable payment currency or currency unit for the payment of principal (and premium, if any) and interest, if any, pursuant to Section 3 12

(b) No resignation of the Currency Determination Agent and no appointment of a successor Currency Determination Agent pursuant to this Section shall become effective until the acceptance of appointment by the successor Currency Determination Agent as evidenced by a written instrument delivered to the Obligor and the Trustee accepting such appointment executed by the successor Currency Determination Agent

(c) If the Currency Determination Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Currency Determination Agent for any cause, with respect to the Securities of one or more series, the Obligor, by a Board Resolution or Action of General Partner, as the case may be, shall promptly appoint a successor Currency Determination Agent or Currency Determination Agents with respect to the Securities of that or those series (it being understood that any such successor Currency Determination Agent may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall only be one Currency Determination Agent with respect to the Securities of any particular series)

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4 1 Satisfaction and Discharge of Securities of any Series

(a) An Obligor shall be deemed (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant hereto and any right to receive Additional Amounts as contemplated by Section 10 9) to have satisfied and discharged the entire indebtedness on all the Securities of any particular series and, so long as no Event of Default shall be continuing, the Trustee, upon Obligor Request and at the expense of the Obligor, shall execute proper instruments acknowledging satisfaction and discharge of such indebtedness, when

(1) either

(A) all Securities of such series theretofore authenticated and delivered (other than (i) any Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3 6, (ii) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Obligor and thereafter repaid to the Obligor or discharged from such trust, as provided in Section 10 3(e)) have been delivered to the Trustee for cancellation, or

(B) all Securities of such series not theretofore so delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) if redeemable at the option of the Obligor, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Obligor, and the Obligor, in the case of clause (B) (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency or currency unit in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be,

(2) The Obligor has paid or caused to be paid all other sums payable with respect to the Securities of such series, and

(3) The Obligor has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the entire indebtedness on all Securities of such series have been complied with

(b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Obligor to the Trustee under Section 6 7, the obligations of the Trustee to any Authenticating Agent under Section 6 13 and, if money shall have been deposited with the Trustee pursuant to Section 4 1(a)(1)(B), the obligations of the Trustee under Section 4 2 and Section 10 9(d) shall survive

SECTION 4 2 Application of Trust Money

Subject to the provisions of Section 10 3(e), all money deposited with the Trustee pursuant to Section 4 1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including an Obligor acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law

ARTICLE V

REMEDIES

SECTION 5 1 Events of Default

“Event of Default” wherever used herein with respect to any particular series of Securities means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body)

(1) default in the payment of any interest on any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days, or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity, or

(3) default in the deposit of any sinking fund payment when and as due by the terms of the Securities of that series and by Article XII, or

(4) default in the performance, or breach, of any covenant or warranty of an Obligor in this Indenture in respect of the Securities of that series (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with elsewhere in this Section) and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Obligor by the Trustee or to the Obligor and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Securities of any series affected thereby a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, or

(5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Obligor in an involuntary case or proceeding under any applicable bankruptcy law or (B) a decree or order adjudging the Obligor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Obligor under any applicable bankruptcy law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Obligor or of substantially all of the property of such Obligor, or ordering the winding up or liquidation of the affairs of such Obligor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days, or

(6) the commencement by the Obligor of a voluntary case or proceeding under any applicable bankruptcy law, or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Obligor to the entry of a decree or order for relief in respect of such Obligor in an involuntary case or proceeding under any applicable bankruptcy law, or to the commencement of any bankruptcy or insolvency case or proceeding against such Obligor, or the filing by such Obligor of a petition or answer or consent seeking reorganization or relief under any applicable bankruptcy law, or the consent by such Obligor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Obligor or of substantially all of the property of such Obligor, or the making by such Obligor of an assignment for the benefit of creditors, or the admission by such Obligor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Obligor in furtherance of any such action, or

(7) failure to pay when due, after the expiration of any applicable grace period, any portion of the principal of, or involuntary acceleration of the maturity of, indebtedness for borrowed money of the Obligor or any Subsidiary of the Parent having an aggregate principal amount outstanding in excess of the greater of $100,000,000 and 5% of the Consolidated Net Tangible Assets of the Parent as at the end of the then last completed financial quarter of the Parent, or

(8) any encumbrancer taking possession of substantially all of the property of the Obligor, or

(9) any other Event of Default provided with respect to Securities of that series

SECTION 5 2 Acceleration of Maturity, Rescission and Annulment

(a) If an Event of Default with respect to any particular series of Securities occurs and is continuing, then and in every such case either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities of that series may declare the entire principal amount (or, if the Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of such series), of all the Securities of such series and all interest thereon to be immediately due and payable, by a notice in writing to the Obligor (and to the Trustee if given by Holders), and upon any such declaration of acceleration such principal or such lesser amount, as the case may be, together with any accrued interest and all other amounts owing thereunder and hereunder, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived

(b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Obligor and the Trustee, may rescind and annul such declaration and its consequences if

(1) an Obligor has paid or deposited with the Trustee a sum sufficient to pay in the currency or currency unit in which that series of Securities is payable (except as otherwise specified pursuant to Section 3 1 for the Securities of such series and except, if applicable, as provided in Sections 3 12(b), 3 12(d) and 3 12(e)),

(A) all overdue interest, if-any, on all Outstanding Securities of that series,

(B) all unpaid principal of (and premium, if any) any Outstanding Securities of that series which has become due otherwise than by such declaration of acceleration, and interest thereon from the date such principal became due, at the rate or rates prescribed therefor in such Securities (or in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity),

(C) to the extent that payment of such interest is lawful, interest on overdue interest, if any, at the rate or rates prescribed therefor in such Securities (or in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity), and

(D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

and

(2) all Events of Default with respect to the Securities of such series, other than the non-payment of the principal of (or premium, if any, on) Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5 13

No such rescission shall affect any subsequent default or impair any right consequent thereon

(c) Notwithstanding the preceding paragraph (b), in the event a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 5 1(7) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Obligor and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period

SECTION 5 3 Collection of Indebtedness and Suits for Enforcement by Trustee

(a) Each Obligor covenants that if

(1) default is made in the payment of any interest upon any Security of any series issued by such Obligor when such interest becomes due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of (or premium, if any on) any Security of any series issued by such Obligor at its Maturity,

such Obligor will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, if any, with interest upon the overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue instalments of interest at a rate per annum equal to the rate borne by such Securities (or, in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel

(b) If such Obligor fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against such Obligor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of such Obligor or any other obligor upon the Securities, wherever situated

(c) If an Event of Default with respect to Securities of any particular series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of that series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy

SECTION 5 4 Trustee May File Proofs of Claim

(a) In case of the pendency of any receivership, insolvency, liquidation bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to an Obligor or any other obligor upon the Securities of any series or the property of the Obligor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal (or lesser amount in the case of Original Issue Discount Securities) of any Security of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on such Obligor for the payment of overdue principal or interest) shall be entitled and empowered,- by intervention in such proceeding or otherwise

(1) to file and prove a claim for the whole amount of principal (or lesser amount in the case of Original Issue Discount Securities) (and premium, if any) and interest, if any, owing and unpaid in respect of the Securities or the Guarantees of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6 7) and of the Holders of the Securities of such series allowed in such judicial proceeding, and

(2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6 7

(b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except as aforesaid, for the election of a trustee in bankruptcy or other person performing similar functions

SECTION 5 5 Trustee May Enforce Claims Without Possession of Securities

All rights of action and claims under this Indenture or the Securities or the Guarantees of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6 7, be for the rateable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered

SECTION 5 6 Application of Money Collected

Any money collected by the Trustee pursuant to this Article with respect to the Securities or the Guarantees of such series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Securities of such series, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid

First To the payment of all amounts due to the Trustee under Section 6 7,

Second To the payment of the amounts then due and unpaid upon the Securities or the Guarantees of such series for principal of (and premium, if any) and interest, if any, on such Securities in respect of which or for the benefit of which such money has been collected, rateably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, if any, respectively, and

Third The balance, if any, to the Obligor or any other Person or Persons entitled thereto

SECTION 5 7 Limitation on Suits

No Holder of any Security of any particular series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) an Event of Default with respect to that series shall have occurred and be continuing and such Holder shall have previously given written notice to the Trustee of such default and the continuance thereof,

(2) the Holders of at least 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder,

(3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request,

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series, it being understood and intended that no one or more Holders of Securities of that series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of that series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and rateable benefit of all the Holders of Securities of that series

SECTION 5 8 Unconditional Right of Holders to Receive Principal (and Premium, if any) and Interest, if any

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right which is absolute and unconditional to receive payment, as provided herein (including, if applicable, Article XIV) and in such Security of the principal of (and premium, if any) and (subject to Section 3 7) interest, if any, on such Security on their respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder

SECTION 5 9 Restoration of Rights and Remedies

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Obligor, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted

SECTION 5 10 Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 3 6(e), no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy

SECTION 5 11 Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Security of such series to exercise any right or remedy accruing upon any Event of Default with respect to the Securities of such series shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be

SECTION 5 12 Control by Holders

The Holders of a majority in principal amount of the Outstanding Securities of any particular series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Securities of that series or exercising any trust or power conferred on the Trustee with respect to such Securities, provided, however, that

(1) such direction shall not be in conflict with any rule of law or with this Indenture and could not involve the Trustee in personal liability or be unjustly prejudicial to the Holders of Outstanding Securities of such series, and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction

SECTION 5 13 Waiver of Past Defaults

(a) Subject to Section 5 2, the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series may on behalf of the Holders of all the Securities of that series waive any past default hereunder with respect to that series and its consequences, except

(1) a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series, or

(2) a default with respect to a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security of that series affected

(b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon

SECTION 5 14 Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defences made by such party litigant, but the provisions of this Section shall (subject to applicable laws) not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any particular series or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be)

SECTION 5 15 Waiver of Stay or Extension Laws

Each Obligor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted

SECTION 5 16 Judgment Currency

If, for the purpose of obtaining a judgment in any court with respect to any obligation of an Obligor hereunder or under any Security or a Guarantee, it shall become necessary to convert into any other currency or currency unit any amount in the currency or currency unit due hereunder or under such Security, then such conversion, unless otherwise ordered by the Court, shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the “Judgment Date”) If pursuant to any such judgment, conversion shall be made on a date (the “Substitute Date”) other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the Obligor agrees to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount due hereunder or under such Security or Guarantee Any amount due from an Obligor under this Section 5 16 shall be due as a separate debt and is not to be affected by or merged into any judgment being obtained for any other sums due hereunder or in respect of any Security In no event, however, shall the Obligor be required to pay more in the currency or currency unit due hereunder or under such Security or Guarantee at the Market Exchange Rate as in effect on the Judgment Date than the amount of currency or currency unit stated to be due hereunder or under such Security or Guarantee so that in any event the Obligor’s obligations hereunder or under such Security or Guarantee will be effectively maintained as obligations in such currency or currency unit, and the Obligor shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date

ARTICLE VI

THE TRUSTEE

SECTION 6 1 Certain Duties and Responsibilities

(a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee

(b) The Trustee in exercising its powers and discharging its duties prescribed or conferred by this Indenture, shall

(1) act honestly and in good faith with a view to the best interests of the Holders of Securities issued hereunder, and

(2) exercise the care, diligence and skill of a reasonably prudent person, acting in such capacity

(c) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture

(d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

(1) this Subsection shall not be-construed to limit the effect of Sections 6 1(a), 6 1(b) and 6 1(c),

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts,

(3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series, determined as provided in Section 5 12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of that series, and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section

SECTION 6 2 Notice of Defaults

Within 90 days after the occurrence of any default hereunder with respect to Securities of any particular series, the Trustee shall give to Holders of Securities of that series and may, notwithstanding that no default may have occurred with respect to the Securities of any other series, give to the Holders of Securities of such other series, in the manner and to the extent provided in TIA Section 3 13(c), notice of such default if known to the Trustee, unless such default shall have been cured or waived, provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of that series, or in the deposit of any sinking fund payment with respect to Securities of that series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee reasonably determines that the withholding of such notice is in the best interests of the Holders of Securities of that series and so informs each Obligor, in the manner set forth in Section 1 5, and provided, further, that in the case of any default of the character specified in Section 5 1(4) with respect to Securities of that series no such notice to Holders shall be given until at least 30 days after the occurrence thereof For the purpose of this Section, the term “default” means any event which is , or after notice or lapse of time or both would become, an Event of Default with respect to Securities of that series

SECTION 6 3 Certain Rights of Trustee

Subject to the provisions of TIA Sections 315(a) through 315(d)

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties,

(b) any request or direction of an Obligor mentioned herein shall be sufficiently evidenced by an Obligor Request or an Obligor Order and any resolution of the Board of Directors or resolution of the Board of Directors of the General Partner, as the case may be, may be sufficiently evidenced by a Board Resolution or Action of General Partner, as the case may be,

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate,

(d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon,

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities of any series pursuant to this Indenture for which it is acting as Trustee, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction,

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of an Obligor, personally or by agent or attorney,

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder, and

(h) the Trustee shall have no duties or responsibilities with respect to and shall have no liability for the actions taken or the failures to act of any other trustees appointed hereunder

SECTION 6 4 Not Responsible for Recitals or Issuance of Securities

The recitals contained herein (except the description of the Trustee) and in the Securities (except the Trustee’s certificates of authentication thereof), shall be taken as the statements of each Obligor, and the Trustee assumes no responsibility for their correctness The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities of any series The Trustee shall not be accountable for the use or application by any Obligor of Securities or the proceeds thereof

SECTION 6 5 May Hold Securities

The Trustee, any Paying Agent, Security Registrar or any other agent of an Obligor or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6 8, may otherwise deal with the Obligor with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent

SECTION 6 6 Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except as provided in Section 1 15 and except to the extent required by law The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with any Obligor

SECTION 6 7 Compensation and Reimbursement

(a) Each Obligor agrees

(1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust),

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith, and

(3) to indemnify the Trustee and its agents, including any Authenticating Agent, for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder

(b) As security for the performance of the obligations of each Obligor under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest, if any, on particular Securities

SECTION 6 8 Disqualification, Conflicting Interests

(a) The Trustee represents to each Obligor that at the time of execution and delivery hereof no material conflict of interest exists between the Trustee’s role hereunder and the Trustee’s role in any other capacity and agrees that in the event of a material conflict of interest arising hereafter it will, within 90 days after becoming aware that a material conflict of interest exists, either eliminate the same or resign its trust hereunder

(b) If, notwithstanding the foregoing, the Trustee has a material conflict of interest, the validity and enforceability of this Indenture, of the security interest (if any) constituted by or under this Indenture and of the Securities of any series issued hereunder shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest

(c) If the Trustee contravenes this Section 6 8, any Obligor or the Holders of at least 25% in aggregate principal amount of the Securities of any series affected thereby may apply to a court of competent jurisdiction for an order that the Trustee be replaced, and such court may make an order on such terms as it thinks fit

SECTION 6 9 Corporate Trustee Required, Different Trustees for Different Series, Eligibility

For any series of Securities, there shall at all times be a Trustee hereunder which shall be a corporation incorporated under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise trust powers and subject to supervision or examination by United States federal or State authority and, if more than one Person is appointed a Trustee hereunder for any series of Securities, such second Trustee may be (i) a corporation organized and doing business under the laws of Canada or a Province thereof, authorized under such laws to carry on the business of a trust company, or (ii) a corporation or other Person organized and doing business under the laws of any other government which is permitted to act as Trustee pursuant to any rule, regulation or order of the Commission, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by an authority of such government or a political subdivision thereof substantially equivalent to the supervision or examination applicable to an institution described in clause (i) above, in each case under clauses (i) and (ii) having a combined capital and surplus of at least the amount required under Trust Indenture Legislation If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published Neither an Obligor nor any Person directly or indirectly controlling, controlled by, or under common control with an Obligor shall serve as Trustee A different Trustee may be appointed by an Obligor for any series of Securities prior to the issuance of such Securities If the initial Trustee for any series of Securities is to be other than The Bank of Nova Scotia Trust Company of New York, the Obligor and such Trustee shall, prior to the issuance of such Securities, execute and deliver an indenture supplemental hereto, which shall provide for the appointment of such Trustee as Trustee for the Securities of such series and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article

SECTION 6 10 Resignation and Removal, Appointment of Successor

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6 11

(b) The Trustee may resign at any time with respect to the Securities of any series by giving written notice thereof to each Obligor If the instrument of acceptance by a successor Trustee required by Section 6 11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to each Obligor

(d) If at any time

(1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by any Obligor or by any Holder who has been a bona fide Holder of a Security of such series for at least six months, or

(2) the Trustee shall cease to be eligible under Section 6 9 and shall fail to resign after written request therefor by any Obligor or by any such Holder, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) any Obligor by a Board Resolution or Action of General Partner, as the case may be, may remove the Trustee with respect to the Securities of any or all series, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition a court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, an Obligor, by a Board Resolution or Action of General Partner, as the case may be, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series and shall comply with the applicable requirements of Section 6 11 If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of such series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Obligor and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6 11, become the successor Trustee for the Securities of such series and supersede the successor Trustee appointed by the Obligor If no successor Trustee for the Securities of such series shall have been so appointed by the Obligor or the Holders and shall have accepted appointment in the manner required by Section 6 11, and if such Trustee is still incapable of acting, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series

(f) The Obligor shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner and to the extent provided in Section 1 6 Each notice shall include the name of the successor Trustee with respect to the Securities of that series and the address of its Corporate Trust Office

SECTION 6 11 Acceptance of Appointment by Successor

(a) Every successor Trustee appointed hereunder with respect to the Securities of any series shall execute, acknowledge and deliver to each Obligor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on the request of any Obligor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Obligor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee’s co-trustees of the same trust and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, but, on request of the Obligor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates

(c) Upon request of any such successor Trustee, the Obligor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in Subsections (a) or (b) of this Section, as the case may be

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee for the Securities of any series shall be qualified and eligible under this Article

SECTION 6 12 Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, however, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto In case any Securities shall have been authenticated, but not delivered, by the Trustee or the Authenticating Agent for such series then in office, any successor by merger, conversion or consolidation to such authenticating Trustee, or any successor to such corporate trust business of the Trustee, or any successor Authenticating Agent, as the case may be, may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee or successor Authenticating Agent had itself authenticated such Securities

SECTION 6 13 Authenticating Agents

(a) From time to time the Trustee may, subject to its sole discretion, appoint one or more Authenticating Agents with respect to the Securities of any series, with power to act in the name of the Trustee and subject to its discretion in the authentication and delivery of Securities of such series in connection with transfers and exchanges under Sections 3 4, 3 5, 3 6 and 11 7, as fully to all intents and purposes as though such Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series For all purposes of this Indenture and for purposes of the Canada Business Corporations Act, the authentication and delivery of such Securities of such series by an Authentication Agent for such Securities pursuant to this Section shall be deemed to be authentication and delivery of such

Securities “by the Trustee” for the Securities of such series Any such Authenticating Agent shall at all times be either (i) a corporation organized and doing business under the laws of the United States or of any State thereof, or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus not less than that, if any, required on the part of an Authenticating Agent in accordance with applicable law, and subject to supervision or examination by United States or State authority, or (ii) a corporation or other Person organized and doing business under the laws of Canada or any Province thereof, or England, or Luxembourg, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus not less than that, if any, required on the part of an Authenticating Agent in accordance with applicable law, and subject to supervision or examination by governmental authority of its jurisdiction of incorporation and organization If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published If at any time an Authenticating Agent for any series of Securities shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section

(b) Any Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to each Obligor The Trustee may at any time terminate the appointment of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to each Obligor in the manner set forth in Section 1 5 Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to each Obligor and shall give written notice of such appointment to all Holders of Securities of such series in the manner set forth in Section 1 6 Any successor Authenticating Agent, upon acceptance of his appointment hereunder, shall become vested with all the rights, powers and duties of his predecessor hereunder, with like effect as if originally named as an Authenticating Agent No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section

(c) The Trustee agrees to pay to any corporation which has been appointed as Authenticating Agent for such series from time to time reasonable compensation for such services, and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6 7

(d) If an appointment with respect to one or more series of Securities is made pursuant to this Section, the Securities or such series may have endorsed thereon, in addition to the Trustee’s certification of authentication, an alternate certificate of authentication in the following form

“This is one of the Securities of the series designated therein described in the within-mentioned Indenture

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By
As Authenticating Agent”

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND OBLIGORS

SECTION 7 1 Trustee to Furnish Names and Addresses of Holders

(a) A Holder may, upon payment to the Trustee of a reasonable fee, require the Trustee to furnish within 10 days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every Holder of Securities, (ii) the aggregate principal amount of Securities owned by each such Holder, and (iii) the aggregate principal amount of the Securities then outstanding, each as shown on the records of the Trustee on the day that the affidavit or statutory declaration is delivered to the Trustee The affidavit or statutory declaration, as the case may be, shall contain (i) the name and address of the Holder, (ii) where the applicant is a corporation, its name and address for service, and (iii) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders of Securities, an offer to acquire Securities, or any other matter relating to the Securities or the affairs of the Obligors Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the corporation

(b) Every Holder of Securities, by receiving and holding the same, agrees with the Obligors and the Trustee that none of the Obligors or the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312 or the analogous provisions of other Trust Indenture Legislation, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b) or the analogous provisions of other Trust Indenture Legislation

SECTION 7 2 Communications to Holders

The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Legislation

SECTION 7 3 Reports by the Parent

(a) The Parent shall

(1) file with the Trustee, within 15 days after the Parent is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Parent may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934,

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Parent with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations,

(3) Notwithstanding that the Parent may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Parent shall continue to file with the Commission and provide the Trustee

(A) within 140 days after the end of each fiscal year, annual reports on Form 20-F or 40-F as applicable (or any successor form), containing the information required to be contained therein (or required in such successor form), and

(B) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K (or any successor form), containing the information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on The Toronto Stock Exchange and the Montreal Exchange, whether or not the Parent has any of its securities so listed

Each of such reports will be prepared in accordance with Canadian disclosure requirements and generally accepted accounting principles, provided, however, that the Parent shall not be so obligated to file such reports with the Commission if the Commission does not permit such filings, and

(4) transmit to all Holders in the manner and to the extent provided in TIA Section 313(c), within 15 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Parent pursuant to Section 7 3(a)(1) and 7 3(a)(2) as may be required by rules and regulations prescribed from time to time by the Commission

ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

SECTION 8 1 Obligors May Consolidate, Etc, Only on Certain Terms

(a) No Obligor shall, nor shall the General Partner, consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other corporation or partnership, or convey, transfer or lease all or substantially all of its properties and assets to any Person, unless

(1) the corporation or partnership formed by or continuing from such consolidation or amalgamation or into which such Obligor or General Partner is merged or with which it enters into such arrangement or the Person which acquires by conveyance or transfer, or which leases all or substantially all of the properties and assets of such Obligor or General Partner (i) shall be a corporation or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or Canada or any province or territory thereof, and (ii) (unless such assumption shall occur by operation of law) shall, in the case of any such action involving an Obligor, expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any (including all additional amounts, if any, payable pursuant to Section 5 16 or 10 9) on, and any sinking fund payment in respect of, all the Securities and the performance of every covenant of this Indenture on the part of such Obligor to be performed or observed or, if applicable, the Parent’s obligations under any Guarantee and this Indenture, as the case may be,

(2) immediately before and after giving effect to such transaction, no Event of Default with respect to any series of Securities issued by such Obligor (or in the case of the General Partner, FinanceLP), and no event which, after notice or lapse of time, or both, would become an Event of Default with respect to any series of Securities issued by such Obligor (or in the case of the General Partner, FinanceLP), shall have happened and be continuing, and

(3) the Obligor or General Partner or such Person has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, arrangement, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with

(b) This Section shall apply to a consolidation, amalgamation, merger or arrangement only if an Obligor is not the surviving entity

SECTION 8 2 Successor Corporation Substituted

Upon any consolidation or amalgamation of an Obligor with or merger or arrangement of an Obligor into another corporation or partnership or any conveyance, transfer or lease of all or substantially all the properties and assets of such Obligor to any Person in accordance with Section 8 1, the successor Person formed by such consolidation or amalgamation or into which such Obligor is merged or with which it enters into such arrangement or to which such conveyance or transfer or with which such lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Obligor under this Indenture with the same effect as if such successor Person had been named as such Obligor herein and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities and any Guarantees, as the case may be

SECTION 8 3 Securities to Be Secured in Certain Events

If, upon any consolidation or amalgamation of an Obligor with or merger or arrangement of an Obligor into any other corporation or partnership, or upon any conveyance, lease or transfer of all or substantially all of the properties and assets of such Obligor to any Person in accordance with Section 8 1, any properties or assets of such Obligor or any Subsidiary of such Obligor owned immediately prior thereto, would thereupon become subject to any Lien, then, unless such Lien could be created pursuant to Section 10 6 without equally and rateably securing the Securities with (or prior to) the indebtedness which upon such consolidation, amalgamation, merger, arrangement, conveyance, lease or transfer is to become secured by such Lien, such Obligor, simultaneously with or prior to such consolidation, amalgamation, merger, arrangement, conveyance, lease or transfer, will cause such Securities to be so secured, provided, however, that, for the purpose of providing such equal and rateable security, the principal amount of Original Issue Discount Securities and Indexed Securities shall mean that amount which would, at the time of making such effective provision, be due and payable pursuant to Section 5 2 and the terms of such Original Issue Discount Securities and Indexed Securities upon a declaration of acceleration of the Maturity thereof, and the extent of such equal and rateable security shall be adjusted, to the extent permitted by law, as and when said amount changes over time pursuant to the terms of such Original Issue Discount Securities and Indexed Securities

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9 1 Supplemental Indentures Without Consent of Holders

Without the consent of any Holders of Securities, the Obligors, when authorized by a Board Resolution or Action of General Partner, as the case may be, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes

(1) to evidence the succession of another corporation or partnership to an Obligor, and the assumption by any such successor of the covenants of such Obligor herein and in the Securities or any Guarantee contained, or

(2) to add to the covenants of an Obligor, for the benefit of the Holders of all or any particular series of Securities (and, if such covenants are to be for the benefit of fewer than all series of Securities, stating that such covenants are being included solely for the benefit of such series), to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or otherwise secure any series of the Securities or any Guarantees or to surrender any right or power herein conferred upon such Obligor, or

(3) to add any additional Events of Default with respect to any or all series of Securities (and, if any such Event of Default applies to fewer than all series of Securities, stating each series to which such Event of Default applies), or

(4) to provide (subject to applicable laws) for the issuance of uncertificated Securities of any series in addition to or in place of any certificated Securities and to make all appropriate changes for such purposes, provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect, or

(5) to change or eliminate any of the provisions of this Indenture, provided, however, that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, or

(6) to secure the Securities or the Guarantees pursuant to the requirements of Section 8 3 or 10 6 or otherwise, or

(7) to establish the form or terms of Securities of any series or Guarantees as permitted by Sections 2 1 and 3 1, or

(8) to evidence and provide for the acceptance of appointment hereunder of a Trustee other than The Bank of Nova Scotia Trust Company of New York as Trustee for a series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6 9, or

(9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6 11 (b), or

(10) to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of Securities or Guarantees, as herein set forth, other conditions, limitations and restrictions thereafter to be observed, or

(11) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Sections 4 1, 14 2 and 14 3, provided, however, that any such action shall not adversely affect the interests of the Holders of Securities of such series or any other series of Securities in any material respect, or

(12) to add to or change or eliminate any provisions of this Indenture as shall be necessary to comply with Trust Indenture Legislation, or

(13) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to surrender any right or power herein conferred upon an Obligor or to make any other provisions with respect to matters or questions arising under this Indenture, provided, however, that such action shall not adversely affect the interests of the Holders of Securities of any particular series in any material respect, or

(14) to close this Indenture with respect to the issuance, authentication and delivery of additional series of Securities

SECTION 9 2 Supplemental Indentures With Consent of Holders

(a) The Obligors, when authorized by a Board Resolution or Action of General Partner, as the case may be, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of any series of Securities under this Indenture, but only with the consent of the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby, in each case by Act of said Holders of Securities of each such series delivered to the Obligor and the Trustee, provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of such series

(1) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security of such series, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon the redemption thereof, or change any obligation of the Parent to pay additional amounts pursuant to Section 10 9 (except as contemplated by Section 8 1(a)(1) and permitted by Section 9 1(1)) or reduce the amount of the principal of an Original Issue Discount Security of such series that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5 2, or the amount thereof provable in bankruptcy pursuant to Section 5 4, or change the Place of Payment, or the currency or currency unit in which any Security of such series or the interest or premium thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be), or adversely affect any right to convert or exchange any Security as may be provided pursuant to Section 3 1 herein, or

(2) reduce the percentage in principal amount of the Outstanding Securities of such series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture which affect such series or of certain defaults applicable to such series hereunder and their consequences) provided for in this Indenture, or

(3) modify in any manner adverse to the Holders of Securities entitled to the benefit of Guarantees, the terms and conditions of the Guarantees, or

(4) modify any of the provisions of this Section or Section 5 13 or 10 8, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security of such series affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security of such series with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10 8, or the deletion of this proviso, in accordance with the requirements of Sections 6 9, 6 11(b), 9 1(8) and 9 1(9)

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series

(b) It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof

SECTION 9 3 Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6 1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Section 9 1(8) or 9 1(9)) be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, liabilities, duties or immunities under this Indenture or otherwise

SECTION 9 4 Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby

SECTION 9 5 Conformity With Trust Indenture Legislation

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Legislation as then in effect

SECTION 9 6 Reference in Securities to Supplemental Indentures

Securities of any particular series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, in its sole discretion, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture If the Obligors shall so determine, new Securities of any series and any Guarantees endorsed thereon so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Parent or the General Partner, as the case may be, to any such supplemental indenture may be prepared and executed by the Obligors and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series

SECTION 9 7 Notice of Supplemental Indentures

Promptly after the execution by the Obligors and the Trustee of any supplemental indenture pursuant to the provisions of Section 9 1, each Obligor shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1 6, setting forth in general terms the substance of such supplemental indenture

ARTICLE X

COVENANTS

SECTION 10 1 Payment of Principal (and Premium, if any) and Interest, if any

Each Obligor covenants and agrees, for the benefit of the Holders of each particular series of Securities issued by such Obligor, that it will duly and punctually pay in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3 1 for the Securities of such series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)) the principal of (and premium, if any) and interest, if any, on that series of Securities in accordance with the terms of the Securities of such series

SECTION 10 2 Maintenance of Office or Agency

(a) The Obligor will maintain in each Place of Payment for Securities of each series an office or agency where Securities of that series may be presented or surrendered for payment, and an office or agency where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Obligor with respect to the Securities of that series and this Indenture may be served The Obligor will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency If at any time the Obligor shall fail to maintain any such required office or agency in respect of any series of Securities or shall fail to furnish the Trustee with the address thereof, such presentations (to the extent permitted by law) and surrenders of Securities of that series may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Obligor hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands

(b) Intentionally deleted

(c) The Obligor may also from time to time designate one or more other offices or agencies (in or outside the Place of Payment) where the Securities of one or more series may be presented or surrendered for any or all of the purposes specified above in this Section and may from time to time rescind such designations, provided, however, that no such designation or rescission shall in any manner relieve the Obligor of its obligation to maintain an office or agency in each Place of Payment for such purpose The Obligor will give prompt written notice to the Trustee so affected of any such designation or rescission and of any change in the location of any such office or agency

(d) If and so long as the Securities of any series (i) are denominated in a currency other than Dollars or (ii) may be payable in a currency other than Dollars, or so long as it is required under any other provision of this Indenture, then the Obligor will maintain with respect to each such series of Securities, or as so required, a Currency Determination Agent

SECTION 10 3 Money for Securities Payments to Be Held in Trust

(a) If an Obligor shall at any time act as its own Paying Agent with respect to any particular series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest, if any, on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3 1 for the Securities of such series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act

(b) Whenever an Obligor shall have one or more Paying Agents for any particular series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest, if any, on any such Securities, deposit with a Paying Agent for the Securities of such series a sum (in the currency or currency unit described in the preceding paragraph (a)) sufficient to pay the principal (and premium, if any) and interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Obligor will promptly notify the Trustee of its action or failure so to act

(c) The Obligor will cause each Paying Agent for any particular series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided,

(2) give the Trustee notice of any default by the Obligor (or any other obligor upon the Securities) in the making of any payment of principal of (or premium, if any) and interest, if any, on Securities of that series, and

(3) at any time during the continuation of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent

(d) An Obligor may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Obligor Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Obligor or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Obligor or such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money

(e) Except as provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Obligor, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Securities of any particular series and remaining unclaimed for two years after such principal (and premium, if any) and interest, if any, has become due and payable shall, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be paid to the Obligor on Obligor Request, or (if then held by the Obligor) shall be discharged from such trusts, and the Holder of such Security shall, thereafter, as an unsecured general creditor, look only to the Obligor for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Obligor as trustee thereof, shall thereupon cease, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment may, but need not give written notice to the Holder of such Security in the manner set forth in Section 1 6, or may, in its discretion, in the name and at the expense of the Obligor, cause to be published at least once in a newspaper published in the English language, customarily on each Business Day and of general circulation in Montreal, Quebec and in New York City, New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will, unless otherwise required by mandatory provisions of applicable escheat, or abandoned or unclaimed property law, be repaid to the Obligor

SECTION 10 4 Statements as to Compliance

(a) Each of the Obligors will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of such Obligor stating that, to the best of his or her knowledge, such Obligor is (or is not) in compliance with all conditions and covenants under this Indenture, and if the signer has obtained knowledge of any default by such Obligor in the performance, observance or fulfilment of any such condition or covenant, specifying each such default and the nature thereof

(b) For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture

SECTION 10 5 Existence

Subject to Article VIII, each of the Obligors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or partnership existence, as the case may be, rights (charter and statutory) and franchises and to preserve and keep in good condition of repair and in working order its properties and assets, provided, however, that each of the Obligors shall not be required to preserve any right or franchise or to preserve and keep in good condition of repair and in working order any property or asset if, in the judgment of such Obligor, the preservation and keeping thereof is no longer desirable in the conduct of the business of such Obligor and the loss thereof is not disadvantageous in any material respect to the Holders

SECTION 10 6 Limitation on Liens

So long as any Securities are Outstanding, the Parent will not, and will not permit any Subsidiary of the Parent to, create, incur or assume any Lien securing any indebtedness for borrowed money or interest thereon (or any liability of the Parent or such Subsidiary under any guarantee or endorsement or other instrument under which the Parent or such Subsidiary is contingently liable, either directly or indirectly, for borrowed money or interest thereon), other than Permitted Liens, without also simultaneously or prior thereto securing, or causing such Subsidiary to secure, indebtedness under the Indenture so that Securities are secured equally and rateably with or prior to such other indebtedness or liability, except that the Parent and its Subsidiaries may incur a Lien to secure indebtedness for borrowed money or enter into a Sale and Leaseback Transaction without securing the Securities if, after giving effect thereto, the sum of (i) the principal amount of indebtedness for borrowed money secured by Liens created, incurred or assumed after the date hereof and otherwise prohibited by this Indenture and (ii) the Attributable Value of all Sale and Leaseback Transactions entered into after the date hereof and otherwise prohibited by this Indenture does not exceed 10% of the Consolidated Net Tangible Assets of the Parent

SECTION 10 7 Limitation on Sale and Leaseback Transactions

So long as any Securities are outstanding, the Parent will not, and will not permit any Subsidiary of the Parent to, enter into any Sale and Leaseback Transaction unless (i) the Parent or such Subsidiary would be entitled to enter into such Sale and Leaseback Transaction pursuant to the Section 10 6 above without securing the Securities or (ii) the Parent or such Subsidiary shall apply, within 360 days of the effective date of any such arrangement, an amount equal to the Attributable Value in respect of the leases relating to such Sale and Leaseback Transactions to the prepayment or retirement of indebtedness which matures more than 12 months after the date of the creation of the indebtedness Notwithstanding the foregoing, in no event shall an Obligor be required to prepay or retire Securities of a series, in the aggregate with respect to any and all such transactions, on or prior to the fifth anniversary of the issue date of any series of Securities, in an amount which exceeds the difference between (i) 25% of the original aggregate principal amount of the series of Securities, and (ii) any and all earlier mandatory payments made by the Obligor on account of the principal amount of the series of Securities If the aggregate net proceeds that the Obligor would be otherwise required to prepay or retire on or prior to such fifth anniversary would exceed such difference (such excess being called the “Excess Proceeds”), then promptly after such fifth anniversary, the Obligor shall prepay or retire Securities of such series in an amount equal to the Excess Proceeds

SECTION 10 8 Waiver of Certain Covenants

An Obligor may omit in any particular instance to comply with any covenant or condition set forth in Sections 8 3, 10 5, 10 6 and 10 7, and any other covenant not set forth herein and specified pursuant to Section 3 1 to be applicable to the Securities of any series, if before or after the time for such compliance the Holders of more than 50% in principal amount of the Outstanding Securities of each series of Securities affected by the omission (which, in the case of a covenant not set forth herein and specified pursuant to Section 3 1 to be applicable to the Securities of any series, shall include only those series to which such covenant is so specified to be applicable) shall, in each case by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Obligor and the duties of the Trustee with respect to any such covenant or condition shall remain in full force and effect

SECTION 10 9 Payment of Additional Amounts

(a) If specified pursuant to Section 3 1, the provisions of this Section 10 9 shall be applicable to Securities of any series or Guarantees

(b) An Obligor will, subject to the exceptions and limitations set forth below, pay to the Holder of any Security or Guarantee who is a non-resident of Canada such additional amounts as may be necessary so that every net payment on such Security or Guarantee, after deduction or withholding by the Obligor or any of its Paying Agents for or on account of any present or future tax, assessment or other governmental charge imposed by the government of Canada (or any political subdivision or taxing authority thereof or therein) upon or as a result of such payment, will not be less than the amount provided in such Security or in such Guarantee to be then due and payable (and the Obligor will remit the full amount withheld to the relevant authority in accordance with applicable laws) However, the Obligor will not be required to make any payment of additional amounts

(1) to any Person in respect of whom such taxes are required to be withheld or deducted as a result of such Person not dealing at arm’s length with the Obligor (within the meaning of the Income Tax Act of Canada),

(2) to any Person by reason of such Person being connected with Canada (otherwise than merely by holding or ownership of any series of Securities or receiving any payments or exercising any rights thereunder) including without limitation a non-resident insurer who carries on an insurance business in Canada and in a country other than Canada,

(3) for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of such Security or Guarantee for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later,

(4) for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge,

(5) for or on account of any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment to a Person in respect of any Security or Guarantee, if such payment can be made to such Person without such withholding by at least one other Paying Agent, the identity of which is provided to such Person,

(6) for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments in respect of such Security or Guarantee, or

(7) for any combination of items (1), (2), (3), (4), (5) and (6),

nor will additional amounts be paid with respect to any payment on any such Security or Guarantee to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Security or Guarantee

(c) Whenever in this Indenture there is mentioned, in any context, the payment of the principal of (and premium, if any) and interest, if any, on any Security or payment with respect to any Guarantee of any series, such mention shall be deemed to include mention of the payment of additional amounts provided for in the terms of such Securities and this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made

(d) If the Securities of a series or the Guarantees provide for the payment of additional amounts as contemplated by Section 3 1(b)(29), at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to maturity or in the case of the Guarantees, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal (and premium, if any) and interest, if any, if there has been any change with respect to the matters set forth in the below mentioned Officers’ Certificate, the Obligor will furnish the Trustee and the Obligor’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of (and premium, if any) and interest, if any, on the Securities of that series or the Guarantees shall be made to Holders of Securities of that series who are non-residents of Canada without withholding for or on account of any tax, assessment or other governmental charge referred to above or described in the Securities of that series or the Guarantees If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities or Guarantees and the Obligor will pay to the Trustee or such Paying Agent such additional amounts as may be required pursuant to the terms applicable to such series or Guarantees Each Obligor covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section 10 9

ARTICLE XI

REDEMPTION OF SECURITIES

SECTION 11 1 Applicability of This Article

Redemption of Securities of any series (whether by operation of a sinking fund or otherwise) as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article, provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern

SECTION 11 2 Election to Redeem, Notice to Trustee

The election of an Obligor to redeem any Securities of any series issued by it shall be evidenced by or pursuant to a Board Resolution or Action of General Partner, as the case may be In case of any redemption at the election of an Obligor of less than all of the Securities of any particular series, such Obligor shall, at least 60 days prior to the Redemption Date fixed by such Obligor (unless a shorter notice shall be satisfactory to the Trustee) notify the Trustee by Obligor Request of such Redemption Date and of the principal amount of Securities of that series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 11 3 In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Obligor shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction

SECTION 11 3 Selection by Trustee of Securities to Be Redeemed

(a) If less than all the Securities are to be redeemed, the Obligor may select the series to be redeemed, and if less than all of the Securities of any series are to be redeemed, the particular Securities of that series to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of that series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities of such series, provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than the minimum authorized denomination for Securities of such series established pursuant to Section 3 1

(b) The Trustee shall promptly notify the Obligor in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed

(c) For all purposes of this indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed

SECTION 11 4 Notice of Redemption

(a) Except as otherwise specified as contemplated in Section 3 1, notice of redemption shall be given in the manner provided in Section 1 6 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed

(b) All notices of redemption shall state

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Securities of a particular series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed,

(4) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date,

(5) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

(6) that the redemption is for a sinking fund, if such is the case, and

(7) Intentionally deleted

(8) Intentionally deleted

(9) in the case of any Security to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security, or Securities of authorized denominations for the principal amount thereof remaining unredeemed

(c) Notice of redemption of Securities to be redeemed at the election of the Obligor shall be given by such Obligor or, at such Obligor’s request, by the Trustee in the name and at the expense of such Obligor

SECTION 11 5 Deposit of Redemption Price

Prior to the opening of business on any Redemption Date, the Obligor shall deposit with the Trustee or with a Paying Agent for such Securities (or, if the Obligor is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 10 3) an amount of money in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3 1 for the Securities of such series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)) sufficient to pay the principal amount of (and premium, if any, thereon), and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be redeemed on that date

SECTION 11 6 Securities Payable on Redemption Date

(a) Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 3 1 for the Securities of such series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)) and from and after such date (unless the Obligor shall default in the payment of the Redemption Price) such Securities shall cease to bear interest Upon surrender of such Security for redemption in accordance with said notice, such Security or specified portions thereof shall be paid by the Obligor at the Redemption Price, provided, however, that unless otherwise specified as contemplated by Section 3 1, instalments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3 7

(b) Intentionally deleted

(c) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at a rate per annum equal to the rate borne by the Security (or, in the case of Original Issue Discount Securities, the Security’s Yield to Maturity)

SECTION 11 7 Securities Redeemed in Part

(a) Any Security which is to be redeemed only in part shall be surrendered at the Place of Payment (with, if the Obligor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Obligor and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Obligor shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or

Securities, and, if applicable, having endorsed thereon the Guarantee executed by the Parent, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered

SECTION 11 8 Tax Redemption, Special Tax Redemption

If specified pursuant to Section 3 1, Securities of any series may be redeemed at the option of the Obligor in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, on any Redemption Date at the Redemption Price specified pursuant to Section 3 1, if the Obligor determines that (i) as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of Canada or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after a date specified in Section 3 1 with respect to any Security of such series, the Obligor has or will become obligated to pay on the next succeeding Interest Payment Date, additional amounts pursuant to Section 10 9 with respect to any Security or Guarantee of such series or (ii) on or after a date specified in Section 3 1 with respect to any Security or Guarantee of such series, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in (i) above, whether or not such action was taken or decision was rendered with respect to the Obligor, or any change, amendment, application or interpretation shall be officially proposed, which, in any such case, in the Opinion of Counsel to the Obligor will result in a material probability that the Obligor will become obligated to pay, on the next succeeding Interest Payment Date, additional amounts with respect to any Security or Guarantee of such series, and (ii) in any such case specified in (i) or (ii) above the Obligor, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to the Obligor, provided, however, that (x) no such notice of redemption may be given earlier than 90 or later than 30 days prior to the earliest date on which the Obligor would be obligated to pay such additional amounts were a payment in respect of the Securities then due and (y) at the time such notice of redemption is given, such obligation to pay such additional amounts remains in effect

ARTICLE XII

SINKING FUNDS

SECTION 12 1 Applicability of This Article

(a) Redemption of Securities through operation of a sinking fund as permitted or required by any form of Security issued pursuant to this Indenture shall be made in accordance with such form of Security and this Article, provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern

(b) The minimum amount of any sinking fund payment provided for by the terms of Securities of any particular series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any particular series is herein referred to as an “optional sinking fund payment” If provided for by the terms of Securities of any particular series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12 2 Each sinking fund payment shall be applied to the redemption of Securities of any particular series as provided for by the terms of Securities of that series

SECTION 12 2 Satisfaction of Sinking Fund Payments With Securities

An Obligor (i) may deliver Outstanding Securities of a series (other than any previously called for redemption), and (ii) may apply as a credit Securities of a series which have been redeemed either at the election of the Obligor pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, provided, however, that such Securities have not been previously so credited Such Securities shall be received and credited for such purpose by the Trustee at the principal amount thereof and the amount of such sinking fund payment shall be reduced accordingly

SECTION 12 3 Redemption of Securities for Sinking Fund

(a) Not less than 60 days prior to each sinking fund payment date for any particular series of Securities, the Obligor will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash in the currency or currency unit in which the Securities of that series are payable (except as otherwise specified pursuant to Section 3 1 for the Securities of that series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)) and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12 2 and shall state the basis for such credit and that such Securities have not previously been so credited and will also deliver to the Trustee any Securities to be so delivered The Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11 3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Obligor in the manner provided in Section 11 4 Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11 6 and 11 7

(b) Notwithstanding the foregoing, with respect to a sinking fund for any series of Securities, if at any time the amount of cash to be paid into such sinking fund on the next succeeding sinking fund payment date, together with any unused balance of any preceding sinking fund payment or payments for such series, does not exceed in the aggregate $100,000, the Trustee, unless requested by the Obligor, shall not give the next succeeding notice of the redemption of Securities of such series through the operation of the sinking fund Any such unused balance of moneys deposited in such sinking fund shall be added to the sinking fund payment for such series to be made in cash on the next succeeding sinking fund payment date or, at the request of the Obligor, shall be applied at any time or from time to time to the purchase of Securities of such series, by public or private purchase, in the open market or otherwise, at a purchase price for such Securities (excluding accrued interest and brokerage commissions, for which the Trustee or any Paying Agent will be reimbursed by the Obligor) not in excess of the principal amount thereof

ARTICLE XIII

REPAYMENT AT OPTION OF HOLDERS

SECTION 13 1 Applicability of Article

Repayment of Securities of any series before their Stated Maturity at the option of Holders thereof, as permitted by any form of Security issued pursuant to this Indenture, shall be made in accordance with such form of Security and this Article, provided, however, that if any provision of any such form of Security shall conflict with any provision of this Article, the provision of such form of Security shall govern

SECTION 13 2 Election to Repay, Notice to Obligor

(a) Securities of any series subject to repayment at the option of the Holders thereof will contain an “Option to Elect Repayment” form on the reverse of such Securities To be repaid at the option of the Holder, any Security so providing for such repayment, with the “Option to Elect Repayment” form on the reverse of such Security duly completed by the Holder (or by the Holder’s attorney duly authorized in writing), must be received by the Obligor at the Place of Payment therefor specified in the terms of such Security (or at such other place or places or which the Obligor shall from time to time notify the Holders of such Securities) not earlier than 45 days nor later than 30 days prior to the Repayment Date If less than the entire principal amount of such Security is to be repaid in accordance with the terms of such Security, the principal amount of such Security to be repaid and the denomination or denominations of the

Security or Securities to be issued to the Holder for the portion of the principal amount of such Security not repaid, must be specified, provided, however, that no such partial repayment shall reduce the portion of the principal amount of a Security not repaid to less than the minimum authorized denomination for Securities of such series established pursuant to Section 3 1 Except as otherwise may be provided by the terms of any Security providing for repayment at the option of the Holder thereof, exercise of the repayment option by the Holder shall be irrevocable unless waived by the Obligor

(b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the repayment of Securities shall relate, in the case of any Security, repaid or to be repaid only in part, to the portion of the principal amount of such Securities which has been or is to be repaid

SECTION 13 3 Deposit of Repayment Price

Securities of any series subject to repayment in whole or in part at the option of the Holders thereof will, unless otherwise provided in the terms of such Securities, be repaid at a price equal to the Repayment Price Prior to the opening of business on any Repayment Date, the Obligor issuing such Securities shall deposit with the Trustee for the Securities to be repaid or with a Paying Agent for such Securities (or, if such Obligor is acting as its own Paying Agent for such Securities, segregate and hold in trust as provided in Section 10 3) an amount of money in the currency or currency unit in which the Securities of such series are payable (unless otherwise specified as contemplated by Section 3 1 for the Securities of such series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)) sufficient to pay the principal (and premium, if any), and (except if the Repayment Date shall be an Interest Payment Date) any accrued interest on, all the Securities which are to be repaid on that date

SECTION 13 4 Securities Payable on Repayment Date

(a) If Securities of any series providing for repayment at the option of the Holders thereof shall have been surrendered as provided in this Article and as provided by or pursuant to the terms of such Securities, the Securities so to be repaid shall, on the Repayment Date, become due and payable at the Repayment Price therein specified in the currency or currency unit in which the Securities of such series are payable (except as otherwise provided pursuant to Section 3 1 for the Securities of such series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)) and from and after such date (unless such Obligor shall default in the payment of the Repayment Price) such Securities shall cease to bear interest Upon surrender of such Security for repayment in accordance with said provisions, such Security or specified portions thereof shall be paid by such Obligor at the Repayment Price, provided, however, that unless otherwise specified as contemplated by Section 3 1, instalments of interest on Securities whose Stated Maturity is on or prior to the Repayment Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3 7

(b) Intentionally deleted

(c) If any Security surrendered for repayment shall not be so repaid upon surrender thereof, the principal thereof (or premium, if any) shall, until paid, bear interest from the Repayment Date at a rate per annum equal to the rate borne by the Security (or, in the case of Original Issue Discount Securities, the Securities’ Yield to Maturity)

SECTION 13 5 Securities Repaid in Part

Any Security which is to be repaid only in part shall be surrendered at the Place of Payment (with, if the Obligor or the Trustee so requires, due endorsement by or a written instrument of transfer in form satisfactory to the Obligor and the Security Registrar for such Security duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Obligor shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, and, if applicable, having endorsed thereon the Guarantee executed by the Parent, of any authorized denomination as requested by such Holder, of the same series and having the same terms and provisions and in an aggregate principal amount equal to and in exchange for the unpaid portion of the principal of the Security so surrendered

ARTICLE XIV

DEFEASANCE AND COVENANT DEFEASANCE

SECTION 14 1 Option to Effect Defeasance or Covenant Defeasance

Except as otherwise specified as contemplated by Section 3 1 for Securities of any series, the provisions of this Article XIV shall apply to each series of Securities, and an Obligor may, at its option, effect defeasance of the Securities of or within a series under Section 14 2, or covenant defeasance of or within a series under Section 14 3 in accordance with the terms of such Securities and in accordance with this Article

SECTION 14 2 Defeasance and Discharge

Upon an Obligor’s exercise of the option applicable to this Section with respect to any Securities of or within a series, the Obligor shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities on the date the conditions set forth in Section 14 4 are satisfied (hereinafter, “defeasance”) For this purpose, such defeasance means that the Obligor shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and the Guarantees, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 14 5 and the other Sections of this Indenture referred to in clauses

(1), (2), (3) and (4) below, and to have satisfied all its other obligations under [ILLEGIBLE] Securities and the Guarantees, and this Indenture insofar as such Securities and [ILLEGIBLE] Guarantees are concerned (and the Trustee, at the expense of the Obligor [ILLEGIBLE] execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder

(1) the rights of Holders of such Outstanding Securities to receive, solely from the trust fund described in Section 14 4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due,

(2) the Obligor’s obligations with respect to such Securities under Sections 3 3, 3 5, 3 6, 10 2 and 10 3, and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10 9,

(3) the Parent’s obligations with respect to the payment of Additional Amounts, if any, on such Guarantees as contemplated by Section 10 9,

(4) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

(5) this Article XIV

Subject to compliance with this Article XIV, the Obligor may exercise its option under this Section 14 2 notwithstanding the prior exercise of its option under Section 14 3 with respect to such Securities and Guarantees

SECTION 14 3 Covenant Defeasance

Upon an Obligor’s exercise of the option applicable to this Section with respect to any Securities of or within a series, such Obligor shall be released from its obligations under Section 8 1, Section 8 3, Section 10 5 through Section 10 7 and Section 10 9 and, if specified pursuant to Section 3 1, its obligations under any other covenant, with respect to such Outstanding Securities and any related Guarantees on and after the date the conditions set forth in Section 10 4 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any related Guarantees shall thereafter be deemed not to be “Outstanding” for the purposes of any request, demand, authorization, direction, notice, consent, waiver or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any related Guarantees, the Obligor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5 1(4) or Section 5 1(9) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby

SECTION 14 4 Conditions to Defeasance or Covenant Defeasance

The following shall be the conditions to application of either Section 14 2 or Section 14 3 to any Outstanding Securities of or within a series

(a) The Obligor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6 9 who shall agree to comply with the provisions of this Article XIV applicable to it, collectively for purposes of this Article XIV, the “Trustee”) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount (in the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3 1 for the Securities of such series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)), or (B) Government Obligations applicable to the Securities of such series (determined on the basis of the currency or currency unit in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3 1 for the Securities of such series and except as provided in Sections 3 12(b), 3 12(d) and 3 12(e)) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (and premium, if any) and interest, if any, on such Securities, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or instalment of interest, if any, and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities, provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Securities Before such a deposit, the Obligor may give to the Trustee, in accordance with Section 11 2 hereof, a notice of its election to redeem all or any portion of such Outstanding Securities at a future date in accordance with the terms of the Securities of such series and Article XI hereof, which notice shall be irrevocable Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing

(b) No Default or Event of Default with respect to such Securities shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5 1(5) and 5 1(6) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period)

(c) The Obligor is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) or the Bankruptcy Code included in Title 11 of the United States Code, as amended, on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period)

(d) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Obligor is a party or by which it is bound

(e) In the case of an election under Section 14 2, the Obligor shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Obligor has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities will not recognize gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred

(f) In the case of an election under Section 14 3, the Obligor shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of such Outstanding Securities will not recognize gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred

(g) The Parent has delivered to the Trustee an Opinion of Counsel in Canada or a ruling from Revenue Canada to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Canadian federal or provincial income or other tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance, as the case may be, not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Outstanding Securities include Holders who are not resident in Canada)

(h) The Obligor shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Obligor pursuant to its election under Section 14 2 or 14 3 was not made by the Obligor with the intent of preferring the Holders over other creditors of the Obligor or with the intent of defeating, hindering, delaying or defrauding creditors of the Obligor or others

(i) The Obligor has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee to be subject to the Investment Company Act of 1940, as amended Notwithstanding any other provisions of this Section, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to Section 31

(j) The Obligor shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to either the defeasance under Section 14 2 or the covenant defeasance under Section 14 3 (as the case may be) have been complied with

SECTION 14 5 Deposited Money and Government Obligations to Be Held in Trust, Other Miscellaneous Provisions

(a) Subject to the provisions of Section 10 3(e), all money and Government Obligations (or other property as may be provided pursuant to Section 3 1) (including the proceeds thereof) deposited with the Trustee pursuant to Section 14 4 in respect of such Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including an Obligor acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law

(b) Unless otherwise specified with respect to any Security pursuant to Section 3 1, if, after a deposit referred to in Section 14 4(a) has been made, (i) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3 12(b) or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 14 4(a) has been made in respect of such Security, or (ii) a Conversion Event occurs as contemplated in Section 3 12(d) or 3 12(e) or by the terms of any Security in respect of which the deposit pursuant to Section 14 4(a) has been made, the indebtedness represented by such Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on such Security as they become due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable Market Exchange Rate for such currency or currency unit in effect on the third Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event

(c) The Obligor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14 4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities

(d) Anything in this Article XIV to the contrary notwithstanding, the Trustee shall deliver or pay to the Obligor from time to time upon Obligor Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14 4 which, in the opinion of a nationally recognized firm of independent chartered accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article

SECTION 14 6 Reinstatement

If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 14 5 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or ordering the return of any amounts paid, then the Obligor’s obligations under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 14 4, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 14 5, provided, however, that if the Obligor makes any payment of principal of (or premium, if any) or interest, if any, on any such Security following the reinstatement of its obligations, the Obligor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent

ARTICLE XV

GUARANTEE OF SECURITIES

SECTION 15 1 Guarantee

The Parent hereby fully, unconditionally and irrevocably guarantees to each Holder of a Security of each series issued by FinanceLP to which this Article applies and authenticated and delivered by the Trustee and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of, premium, if any, and interest on such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the Stated Maturity Date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of this Indenture In case of the failure of FinanceLP, punctually to make any such payment of principal, premium, if any, or interest or any such sinking fund or analogous payment, the Parent hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by FinanceLP

The Parent hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely guarantor, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or this Indenture, any failure to enforce the provisions of such Security or this Indenture, or any waiver, modification or indulgence granted to FinanceLP with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a guarantor, provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Parent, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity Date thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article V of this Indenture The Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of FinanceLP, any right to require a proceeding first against FinanceLP, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security

The Parent shall be subrogated to all rights of the Holder of such Security and the Trustee against FinanceLP in respect of any amounts paid to such Holder by the Parent pursuant to the provisions of this Guarantee, provided, however, that the Parent shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under this Indenture shall have been paid in full

SECTION 15 2 Execution and Delivery of Guarantees

The Guarantees to be endorsed on the Securities of each series to which this Article applies shall include the terms of the guarantees set forth in Section 15 1 and any other terms that may be set forth in the form established pursuant to Section 2 4 with respect to such series The Parent hereby agrees to execute the Guarantees, in a form established pursuant to Section 2 4, to be endorsed on each Security authenticated and delivered by the Trustee

The Guarantees shall be executed on behalf of the Parent by its Chairman of the Board or its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant or Deputy Secretaries The signature of any of these officers on the Guarantees may be manual or facsimile and may be imprinted or otherwise reproduced on the Guarantees

Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Parent shall bind the Parent, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Securities upon which such Guarantees are endorsed or did not hold such offices at the date of such Securities

The delivery of any Security by a Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee endorsed thereon on behalf of the Parent The Parent hereby agrees that its Guarantee set forth in Section 15 1 shall remain in full force and effect notwithstanding any failure to endorse a Guarantee on any Security

SECTION 15 3 This Article not to Prevent Events of Default

The provisions of Section 5 1 of this Indenture shall have application upon the default of FinanceLP to make a payment on account of principal of, premium, if any, or interest on the Securities of any series, notwithstanding the fulfilment by the Parent of its obligations under this Article XV upon the occurrence of such default

*    *    *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective seals, if any, to be hereunto affixed and attested, all as of the day and year first above written

ABITIBI-CONSOLIDATED INC

By

Attest

ABITIBI-CONSOLIDATED FINANCE LP
By its General Partner, Abitibi-Consolidated Nova Scotia Incorporated

By

Attest

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK as Trustee

By
WARREN A GOSHINE
SECRETARY

Attest
ALAN M BRUMER
ASST TRUST OFFICER

EXHIBIT A

FORM OF SECURITY

(3)[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Obligor (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co , has an interest herein

Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depository or a nominee of such successor Depository ]

[3]

Include if Securities are to be issued in global form At the time of this writing DTC will not accept global securities with an aggregate principal amount in excess of $200 000 000 If the aggregate principal amount of the offering exceeds this amount use more than one global security

[ABITIBI-CONSOLIDATED INC ]

[ABITIBI-CONSOLIDATED FINANCE LP ]

    % [Debenture] [Note] [due] [Due]

No                      $

CUSIP

[Abitibi-Consolidated Finance LP , a partnership duly formed and existing under the laws of the State of Delaware, acting by its General Partner, Abitibi-Consolidated Nova Scotia Incorporated, a company duly organized and existing under the laws of Nova Scotia,] [Abitibi-Consolidated Inc, a corporation duly organized and existing under the laws of Canada] (herein called the “Obligor”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co ]*, or registered assigns, the principal sum of *$

(                                                  DOLLARS) on [date and year], at the office or agency of the Obligor referred to below, and to pay interest thereon on [date and year] and semi-annually thereafter, on [date] and [date] in each year, commencing [date and year],4 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of     % per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Securities from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the [date] or [date] (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any

[4]	Insert date from which interest is to accrue or if the Securities are to be sold flat the closing date of the offering securities exchange on which the Securities-may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose

IN WITNESS WHEREOF, the Obligor has caused this instrument to be duly executed [under its corporate seal]

Dated	[ABITIBI-CONSOLIDATED INC ]
[ABITIBI-CONSOLIDATED FINANCE LP,
acting by its General Partner, Abitibi-Consolidated Nova Scotia Incorporated]

By

Attest

Authorized Signatory

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated in, and issued under, the Indenture described herein

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By
Authorized Signatory

[GUARANTEE

OF

ABITIBI-CONSOLIDATED INC

For value received, Abitibi-Consolidated Inc , a corporation duly organized and existing under the laws of Canada (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of each such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security and the due and punctual payment of the sinking fund or analogous payments referred to therein, if any, when and as the same shall become due and payable, whether on the Stated Maturity Date, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein In case of the failure of Abitibi-Consolidated Finance LP, a partnership formed under the laws of Delaware (herein called “FinanceLP”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest or any such sinking fund or analogous payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by FinanceLP

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely guarantor, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to FinanceLP with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a guarantor, provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity Date thereof, or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration or the maturity thereof pursuant to Article V of such Indenture The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of FinanceLP, any right to require a proceeding first against FinanceLP, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund or analogous payment required under such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest on such Security

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against FinanceLP in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee, provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture shall have been paid in full

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any sinking fund or analogous payments with respect to, the Security upon which this Guarantee is endorsed

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York

Executed and dated the date on the face hereof

ABITIBI-CONSOLIDATED INC

Attest	By
Name	Name
Title	Title]*

*	Include only if Securities are issued by Abitibi-Consolidated Finance LP

[FORM OF REVERSE]

This Security is one of a duly authorized issue of securities of the Obligor designated as its     % [DEBENTURES] [NOTES] [DUE] [DUE]                      (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $[    ,000,000], which may be issued under an indenture (herein called the “Indenture”) dated as of July •, 1999 between Abitibi-Consolidated Inc , Abitibi-Consolidated Finance LP acting by its General Partner, Abitibi-Consolidated Nova Scotia Incorporated and The Bank of Nova Scotia Trust Company of New York, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of Abitibi-Consolidated Inc, Abitibi-Consolidated Finance LP, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered [THIS SECURITY IS A GLOBAL SECURITY REPRESENTING $[    ,      ,000] AGGREGATE PRINCIPAL AMOUNT [AT MATURITY](5) OF THE SECURITIES ](6)

Payment of the principal of (and premium, if any) and interest, if any, on this Security will be made at the office or agency of the Obligor maintained for that purpose in [NEW YORK CITY, NEW YORK] or at such other office or agency of the Obligor as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that payment of interest may be made at the option of the Obligor (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States or Canada

[THE SECURITIES ARE SUBJECT TO REDEMPTION UPON NOT LESS THAN 30 NOR MORE THAN 60 DAYS’ NOTICE, AT ANY TIME AFTER [DATE AND YEAR]], AS A WHOLE OR IN PART, AT THE ELECTION OF THE OBLIGOR[, AT A REDEMPTION PRICE EQUAL TO THE PERCENTAGE OF THE PRINCIPAL AMOUNT SET FORTH BELOW IF REDEEMED DURING THE 12-MONTH PERIOD BEGINNING [DATE], OF THE YEARS INDICATED

Year	Redemption	Year	Redemption

[5]	Include if a discount security
[6]	Include in a global security

Price	Price
%	%
%	%
%	%

AND THEREAFTER] at 100% of the principal amount, together in the case of any such redemption with accrued interest, if any, to the Redemption Date, all as provided in the Indenture]

[THE SECURITIES ARE ALSO SUBJECT TO REDEMPTION ON [DATE] IN EACH YEAR COMMENCING IN [YEAR] THROUGH THE OPERATION OF A SINKING FUND, AT A REDEMPTION PRICE EQUAL TO 100% OF THE PRINCIPAL AMOUNT, TOGETHER WITH ACCRUED INTEREST TO THE REDEMPTION DATE, ALL AS PROVIDED IN THE INDENTURE THE SINKING FUND PROVIDES FOR THE [MANDATORY] REDEMPTION ON [DATE] IN EACH YEAR BEGINNING WITH THE YEAR [YEAR] OF $             AGGREGATE PRINCIPAL AMOUNT OF SECURITIES [IN ADDITION, THE OBLIGOR MAY, AT ITS OPTION, ELECT TO REDEEM UP TO AN ADDITIONAL $             AGGREGATE PRINCIPAL AMOUNT OF SECURITIES ON ANY SUCH DATE] SECURITIES ACQUIRED OR REDEEMED BY THE OBLIGOR (OTHER THAN THROUGH OPERATION OF THE SINKING FUND) MAY BE CREDITED AGAINST SUBSEQUENT [MANDATORY] SINKING FUND PAYMENTS ](7)

[THE SECURITIES ARE SUBJECT TO REPAYMENT AT THE OPTION OF THE HOLDERS THEREOF ON [REPAYMENT DATE(S)] AT A REPAYMENT PRICE EQUAL TO     % OF THE PRINCIPAL AMOUNT, TOGETHER WITH ACCRUED INTEREST TO THE REPAYMENT DATE, ALL AS PROVIDED IN THE INDENTURE TO BE REPAID AT THE OPTION OF THE HOLDER, THIS SECURITY, WITH THE “OPTION TO ELECT REPAYMENT” FORM DULY COMPLETED BY THE HOLDER HEREOF (OR THE HOLDER’S ATTORNEY DULY AUTHORIZED IN WRITING), MUST BE RECEIVED BY THE OBLIGOR AT ITS OFFICE OR AGENCY MAINTAINED FOR THAT PURPOSE IN NEW YORK CITY, NEW YORK NOT EARLIER THAN 45 DAYS NOR LATER THAN 30 DAYS PRIOR TO THE REPAYMENT DATE EXERCISE OF SUCH OPTION BY THE HOLDER OF THIS SECURITY SHALL BE IRREVOCABLE UNLESS WAIVED BY THE OBLIGOR ](8)

In the case of any redemption [REPAYMENT] of Securities, interest instalments whose Stated Maturity is on or prior to the Redemption Date [REPAYMENT DATE] will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof Securities (or portions thereof) for whose redemption [REPAYMENT] provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date [REPAYMENT DATE]

[7]	Include if the Securities are subject to a sinking fund
[8]	Include if the Securities are subject to repayment at the option of the Holders

In the event of redemption [REPAYMENT] of this Security in part only, a new Security or Securities for the unredeemed [UNPAID] portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Obligor on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Obligor, with certain conditions set forth therein, which provisions apply to this Security

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Obligor and the rights of the Holders under the Indenture at any time by the Obligor with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Obligor with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Obligor, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place, and rate, and in the coin or currency, herein prescribed

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Obligor, upon surrender of this Security for registration of transfer at the office or agency of the Obligor maintained for such purpose in [NEW YORK CITY, NEW YORK] duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Obligor and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees

The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same

No service charge shall be made for any registration of transfer or exchange of Securities, but the Obligor may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith

Prior to due presentment of this Security for registration of transfer, the Obligor, the Trustee and any agent of the Obligor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Obligor, the Trustee nor any agent shall be affected by notice to the contrary

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months For the purposes of the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year and divided by 360

(9)[IF AT ANY TIME, (I) THE DEPOSITORY NOTIFIES THE OBLIGOR THAT IT IS UNWILLING OR UNABLE TO CONTINUE AS DEPOSITORY OR IF AT ANY TIME THE DEPOSITORY ALL NO LONGER BE REGISTERED OR IN GOOD STANDING UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OR OTHER APPLICABLE STATUTE OR REGULATION AND A SUCCESSOR DEPOSITORY IS NOT APPOINTED BY THE OBLIGOR WITHIN 90 DAYS AFTER THE OBLIGOR RECEIVED SUCH NOTICE OR BECOMES AWARE OF SUCH CONDITION, AS THE CASE MAY BE, OR (II) THE OBLIGOR DETERMINES THAT THE SECURITIES SHALL NO LONGER BE REPRESENTED BY A GLOBAL SECURITY OR SECURITIES, THEN IN SUCH EVENT THE OBLIGOR WILL EXECUTE AND THE TRUSTEE WILL AUTHENTICATE AND DELIVER SECURITIES IN DEFINITIVE REGISTERED FORM, IN AUTHORIZED DENOMINATIONS, AND IN AN AGGREGATE PRINCIPAL AMOUNT EQUAL TO THE PRINCIPAL AMOUNT OF THIS SECURITY IN EXCHANGE FOR THIS SECURITY SUCH SECURITIES IN DEFINITIVE REGISTERED FORM SHALL BE REGISTERED IN SUCH NAMES AND ISSUED IN SUCH AUTHORIZED DENOMINATIONS AS THE DEPOSITORY, PURSUANT TO INSTRUCTIONS FROM ITS DIRECT OR INDIRECT PARTICIPANTS OR OTHERWISE, SHALL INSTRUCT THE TRUSTEE THE TRUSTEE SHALL DELIVER SUCH SECURITIES TO THE PERSONS IN WHOSE NAMES SUCH SECURITIES ARE SO REGISTERED ]

[9]	Include for global security

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture

[OPTION TO ELECT REPAYMENT

THE UNDERSIGNED HEREBY IRREVOCABLY REQUESTS AND INSTRUCTS THE OBLIGOR TO REPAY THE WITHIN SECURITY [(OR THE PORTION THEREOF SPECIFIED BELOW)], PURSUANT TO ITS TERMS, ON THE “REPAYMENT DATE” FIRST OCCURRING AFTER THE DATE OF RECEIPT OF THE WITHIN SECURITY AS SPECIFIED BELOW, AT A REPAYMENT PRICE EQUAL TO     % OF THE PRINCIPAL AMOUNT THEREOF, TOGETHER WITH ACCRUED INTEREST TO THE REPAYMENT DATE, TO THE UNDERSIGNED AT

(PLEASE PRINT OR TYPE NAME AND ADDRESS OF THE UNDERSIGNED )

FOR THIS OPTION TO ELECT REPAYMENT TO BE EFFECTIVE, THIS SECURITY WITH THE OPTION TO ELECT REPAYMENT DULY COMPLETED MUST BE RECEIVED NOT EARLIER THAN 45 DAYS PRIOR TO THE REPAYMENT DATE AND NOT LATER THAN 30 DAYS PRIOR TO THE REPAYMENT DATE BY THE OBLIGOR AT ITS OFFICE OR AGENCY IN [NEW YORK CITY, NEW YORK]

If less than the entire principal amount of the within Security is to be paid, specify the portion thereof (which shall be $1,000 or an integral multiple hereof) which is to be repaid $

If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000) $

Dated

Note The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever ]

ASSIGNMENT FORM(10)

To assign this Security fill in the form below

I or we assign and transfer this Security to

(INSERT ASSIGNEES SOC SEC SOC INS OR TAX ID NO)

(Print or type assignees name address and zip or postal code)

and irrevocably appoint

agent

to transfer this Security on the books of the Obligor The agent may substitute another to act for him

Dated	Your Signature
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee
(Signature must be guaranteed by a commercial bank or trust company by a member or members organization of The New York Stock Exchange or by another eligible guarantor institution as defined in Rule 17Ad 15 under the Securities Exchange Act of 1934)

[10]	Omit if a global security